                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]     [ ]  Confidential, For Use
                                                         of the Commission Only
Check the appropriate box:                               (as permitted by Rule
[ ]  Preliminary proxy statement                         14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                    KEYCORP
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    KEYCORP
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

(5) Total fee paid:
       Not Applicable

[ ]  Fee paid previously with preliminary materials




[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                                [KEYCORP LOGO]

                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114

                                                                   April 7, 1997

DEAR SHAREHOLDER:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of KeyCorp which will be held at The Forum Conference Center, 1375 East 9th Street, Cleveland, Ohio 44114, on Thursday, May 15, 1997, at 8:30 a.m., local time.

     All holders of record of KeyCorp Common Shares as of March 18, 1997, are entitled to vote at the 1997 Annual Meeting.

     As described in the accompanying Notice and Proxy Statement, you will be asked to elect seven directors for three-year terms expiring in 2000, to consider two proposals to amend KeyCorp's Regulations, to consider two proposals submitted by KeyCorp's shareholders, and to ratify the appointment of Ernst & Young LLP as independent auditors for 1997.

     KeyCorp's Annual Report for the year ended December 31, 1996, was mailed to all shareholders of record as of March 18, 1997.

     Your proxy card is enclosed. Please indicate your voting instructions and sign, date, and mail this proxy card promptly in the return envelope.

                                             Sincerely,

                                             /s/ Robert W. Gillespie
                                             -------------------------------
                                             ROBERT W. GILLESPIE
                                               Chairman of the Board,
                                               President and Chief Executive
                                               Officer

                                [KEYCORP LOGO]
                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 15, 1997

     The 1997 Annual Meeting of Shareholders of KeyCorp will be held at The Forum Conference Center, 1375 East 9th Street, Cleveland, Ohio 44114, on Thursday, May 15, 1997, at 8:30 a.m., local time, for the following purposes:

          1. To elect seven directors to serve for terms expiring in 2000;

          2. To amend KeyCorp's Regulations to reduce the size of KeyCorp's Board of Directors to no fewer than 17 and no more than 20 directors;

          3. To amend and restate KeyCorp's Regulations to remove or revise certain provisions added in connection with the merger of the former KeyCorp with Society Corporation in 1994;

          4. To consider and act upon a shareholder proposal to withdraw management's discretion to vote unmarked proxies;

          5. To consider and act upon a shareholder proposal to require annual election of all directors;

          6. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for KeyCorp for the fiscal year ending December 31, 1997; and

          7. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     Only holders of KeyCorp Common Shares of record as of the close of business on March 18, 1997, have the right to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

                                             By Order of the Board of Directors

                                             /s/ Thomas C. Stevens
                                             --------------------------
                                             THOMAS C. STEVENS
                                               Secretary
April 7, 1997
                            ------------------------

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. PLEASE USE THE RETURN ENVELOPE ENCLOSED WITH THE PROXY CARD FOR THAT PURPOSE.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
NOTICE OF ANNUAL MEETING
PROXY STATEMENT.......................................................................    1
ISSUE ONE -- Election of Directors....................................................    1
  Nominees for Terms Expiring in 2000.................................................    2
  Continuing Directors for Terms Expiring in 1998.....................................    4
  Continuing Directors for Terms Expiring in 1999.....................................    5
  The Board of Directors and Its Committees...........................................    8
ISSUE TWO -- Amendment to Regulations Concerning Size of the Board of Directors.......   11
ISSUE THREE -- Amendment and Restatement of Regulations...............................   11
ISSUE FOUR -- Shareholder Proposal to Withdraw Management's Discretion to Vote
  Unmarked Proxies....................................................................   16
ISSUE FIVE -- Shareholder Proposal to Require Annual Election of All Directors........   18
ISSUE SIX -- Independent Auditors.....................................................   20
Executive Officers....................................................................   21
Compensation of Executive Officers....................................................   23
Section 16(a) Beneficial Ownership Reporting Compliance...............................   27
Employment and Change of Control Agreements...........................................   28
Compensation and Organization Committee and Equity Based Compensation Committee Joint
  Report on Executive Compensation....................................................   32
KeyCorp Stock Price Performance.......................................................   36
Share Ownership and Phantom Stock Units...............................................   37
1998 Shareholder Proposals............................................................   38
General...............................................................................   38

                                [KEYCORP LOGO]

                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114

                                PROXY STATEMENT

     This Proxy Statement is furnished commencing on or about April 7, 1997, in connection with the solicitation on behalf of the Board of Directors of KeyCorp of proxies to be voted at the 1997 Annual Meeting of Shareholders on May 15, 1997, and at all postponements and adjournments thereof. All holders of record of KeyCorp Common Shares at the close of business on March 18, 1997, are entitled to vote. On that date there were 24,428,312 KeyCorp Common Shares outstanding and entitled to vote at the meeting, and each such share is entitled to one vote on each matter to be considered. At the meeting, a majority of the outstanding Common Shares shall constitute a quorum.

                                   ISSUE ONE

                             ELECTION OF DIRECTORS

     In accordance with KeyCorp's current Regulations, without giving effect to the proposed amendments to the Regulations to be acted upon at the 1997 Annual Meeting, the Board of Directors of KeyCorp (also sometimes referred to herein as the "Board") has established the size of the Board at 20 members, divided into two classes of seven members each and one class of six members. The terms of these classes as of the 1997 Annual Meeting will expire in 1998, 1999 and 2000, respectively. Seven nominees for directors for terms expiring in 2000 are listed below. All properly executed and returned proxy cards will be voted for these nominees unless contrary specifications are properly made in writing directly on the proxy card in the space indicated for that purpose, in which case the proxy will be voted in accordance with such specifications. With the exception of Dr. Cartwright, the nominees are all current members of the Board. Should any nominee become unable to accept nomination or election, the proxy cards (unless a contrary specification is properly made on the proxy card) will be voted for the election of such person, if any, as shall be recommended by the Board, or for holding a vacancy to be filled by the Board at a later date. The Board has no reason to believe that the persons listed as nominees will be unable to serve. At the election of directors, the properly nominated candidates receiving the greatest number of votes shall be elected.

     Pursuant to rules promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), the following information lists, as of January 31, 1997, as to nominees for director and directors whose terms of office will continue after the 1997 Annual Meeting, the principal occupation or employment, age, the year in which each first became a director of KeyCorp, and directorships in registered investment companies or companies having securities which are registered pursuant to, or which are subject to certain provisions of, the Exchange Act. KeyCorp was formed as a result of the merger on March 1, 1994 (the "Merger") of the former KeyCorp, a New York corporation ("Old Key"), into Society Corporation, an Ohio corporation ("Society"), whereupon Society changed its name to KeyCorp. In the case of nominees or continuing directors who were directors of Old Key, the year in which such individual became a director of Old Key is also included in the following information. Except as otherwise indicated, each nominee or continuing director has had the same principal occupation or employment during the past five years.

                      NOMINEES FOR TERMS EXPIRING IN 2000

                       WILLIAM G. BARES
                            Since April 1996, Chairman, President and Chief Executive Officer,
  WILLIAM G. BARES          The Lubrizol Corporation (chemicals for use in lubricants and
       PHOTO                fuels). Previously, President and Chief Executive Officer (January
                            1996-April 1996), The Lubrizol Corporation; President and Chief
                            Operating Officer, The Lubrizol Corporation. Age 55. KeyCorp
                            director since 1987. Director, The Lubrizol Corporation, Applied
                            Industrial Technologies (Bearings), Inc., and Oglebay Norton Com-
                            pany.

                       DR. CAROL A. CARTWRIGHT
                            President, Kent State University (state university). Age 55.
DR. CAROL A. CARTWRIGHT     Director, M.A. Hanna Company, Ohio Edison Company and Republic
       PHOTO                Engineered Steels, Inc.

                       ROBERT W. GILLESPIE
                            Since 1996, Chairman, President and Chief Executive Officer,
ROBERT W. GILLESPIE         KeyCorp. Previously, President and Chief Executive Officer
       PHOTO                (1995-1996), KeyCorp; President and Chief Operating Officer
                            (1994-1995), KeyCorp; Chairman, President and Chief Executive
                            Officer, Society. Age 52. KeyCorp director since 1982.

                       HENRY S. HEMINGWAY
                            President, Town & Country Life Insurance Company (life insurance).
 HENRY S. HEMINGWAY         Age 43. KeyCorp director since 1994 (Old Key director since 1987).
       PHOTO

                       HENRY L. MEYER III
                            Since 1996, Vice Chairman of the Board and Chief Operating
 HENRY L. MEYER III         Officer, KeyCorp. Previously, Senior Executive Vice President and
       PHOTO                Chief Operating Officer (1995-1996), KeyCorp; Senior Executive
                            Vice President and Chief Banking Officer (1994-1995), KeyCorp;
                            Vice Chairman of the Board and Chief Banking Officer, Society. Age
                            47. KeyCorp director since 1996. Director, Lincoln Electric
                            Company.

                       STEVEN A. MINTER
                            Executive Director and President, The Cleveland Foundation
  STEVEN A. MINTER          (philanthropic foundation). Age 58. KeyCorp director since 1987.
       PHOTO                Director, Consolidated Natural Gas Company, Goodyear Tire and
                            Rubber Company, and Rubbermaid, Inc.

                       RONALD B. STAFFORD
                            Partner, Stafford, Trombley, Purcell, Lahtinen, Owens & Curtin, P.
 RONALD B. STAFFORD         C. (law firm); member of the New York State Senate since 1966. Age
       PHOTO                61. KeyCorp director since 1994 (Old Key director since 1983).

                  CONTINUING DIRECTORS WHOSE TERMS EXPIRE 1998

                       CECIL D. ANDRUS
                            Since 1995, Chairman, Andrus Center for Public Policy-Boise State
  CECIL D. ANDRUS           University (non-profit educational center). Previously, Governor,
       PHOTO                State of Idaho. Age 65. KeyCorp director since 1996. Director,
                            Albertson's, Inc. and Coeur d'Alene Mines Corp.

                       THOMAS A. COMMES
                            President and Chief Operating Officer, The Sherwin-Williams
  THOMAS A. COMMES          Company (paints and painting supplies manufacture and
       PHOTO                distribution). Age 54. KeyCorp director since 1987. Director, The
                            Sherwin-Williams Company and Centerior Energy Corporation.

                       STEPHEN R. HARDIS
                            Since 1995, Chairman and Chief Executive Officer, Eaton
 STEPHEN R. HARDIS          Corporation (diversified manufacturing company). Previously, Vice
       PHOTO                Chairman and Chief Financial and Administrative Officer, Eaton
                            Corporation. Age 61. KeyCorp director since 1985. Director, Eaton
                            Corporation, Lexmark International, Inc., Nordson Corporation, and
                            Progressive Corporation.

                       DOUGLAS J. MCGREGOR
                            Since 1997, President and Chief Executive Officer, M.A. Hanna
DOUGLAS J. McGREGOR         Company (specialty chemicals). Previously, President and Chief
       PHOTO                Operating Officer, M.A. Hanna Company. Age 56. KeyCorp director since 1995. Director, M.A. Hanna Company and Vulcan Materials
                            Company.

                       PETER G. TEN EYCK, II
                            President, Indian Ladder Farms (commercial orchard). Age 58.
 PETER G. TEN EYCK,         KeyCorp director since 1994 (Old Key director since 1979).
      II PHOTO

                       NANCY B. VEEDER
                            President, Veeder Realty, Inc.; Partner, Veedergate Realty, L.P.,
  NANCY B. VEEDER           doing business as Residence Inn by Marriott (hotel operation). Age
       PHOTO                70. KeyCorp director since 1994 (Old Key director since 1981).

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999

                       ALBERT C. BERSTICKER
                            Since 1996, Chairman and Chief Executive Officer, Ferro
   ALBERT C. BER-           Corporation (industrial specialty chemicals). Previously,
   STICKER PHOTO            President and Chief Executive Officer, Ferro Corporation. Age 62.
                            KeyCorp director since 1991. Director, Ferro Corporation, Brush
                            Wellman Inc., Centerior Energy Corporation, and Oglebay Norton
                            Company.

                       KENNETH M. CURTIS
                            Since 1994, Senior Member, Curtis, Thaxter, Stevens, Broder &
 KENNETH M. CURTIS          Micoleau LLC (law firm). Previously, President, Maine Maritime
       PHOTO                Academy (ocean-oriented college). Age 65. KeyCorp director since
                            1994 (Old Key director since 1993). Director, Bowater
                            Incorporated.

                       JOHN C. DIMMER
                            President, Firs Management Corporation (real estate and investment
JOHN C. DIMMER PHOTO        company). Age 68. KeyCorp director since 1994 (Old Key director since 1993).

                       CHARLES R. HOGAN
                            Co-Owner and Chief Executive Officer, C.R.H. Investments, Inc.
  CHARLES R. HOGAN          (shopping center and real estate development). Age 60. KeyCorp
       PHOTO                director since 1994 (Old Key director since 1993).

                       M. THOMAS MOORE
                            Chairman, President and Chief Executive Officer, Cleveland-Cliffs
  M. THOMAS MOORE           Inc (iron ore producer). Age 62. KeyCorp director since 1992.
       PHOTO                Director, Cleveland-Cliffs Inc, Capitol American Financial
                            Corporation, and The LTV Corporation.

                       RICHARD W. POGUE
                            Since 1994, Senior Advisor, Dix & Eaton (public relations).
  RICHARD W. POGUE          Previously, Senior Partner (1993-1994), Jones, Day, Reavis & Pogue
       PHOTO                (law firm); Managing Partner, Jones, Day, Reavis & Pogue. Age 68.
                            KeyCorp director since 1992. Director, Continental Airlines, Inc.,
                            Derlan Industries Ltd., M.A. Hanna Company, OHM Corporation,
                            Redland PLC, Rotek Incorporated, and TRW Inc.

                       DENNIS W. SULLIVAN
                            Executive Vice President, Parker-Hannifin Corporation (industrial
 DENNIS W. SULLIVAN         and aerospace motion control components and systems). Age 58.
       PHOTO                KeyCorp director since 1993. Director, Parker-Hannifin Corporation and Ferro Corporation.

     Messrs. Curtis and Stafford, directors of KeyCorp, are members of law firms that KeyCorp utilizes for legal services.

     Some of KeyCorp's executive officers and directors were customers of one or more of KeyCorp's subsidiary banks or other subsidiaries during 1996 and had transactions with such banks in the ordinary course of business. In addition, some of the directors are officers of, or have a relationship with, corporations or are members of partnerships which were customers of such banks during 1996 and had transactions with such banks in the ordinary course of business. All loans included in such transactions were made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectibility or present other unfavorable features. Similar transactions continue to be effected during 1997.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES*

     Board of Directors. During the year ended December 31, 1996, there were six meetings of KeyCorp's Board of Directors. Each continuing member of KeyCorp's Board attended at least 75% of the aggregate of the meetings held by KeyCorp's Board of Directors and the meetings held by the committees of the Board on which such member served during 1996.

     KeyCorp's Board of Directors currently exercises certain of its powers through its Audit, Community Responsibility, Compensation and Organization, Equity Based Compensation, Executive and Nominating Committees.

     Audit Committee. Messrs. Bares (Chair), Hemingway, Hogan, Moore, Pogue, Stafford, Sullivan, and Ten Eyck are the current members of KeyCorp's Audit Committee. The functions of this Committee include review of the adequacy of internal administrative, operating, and accounting policies and controls of KeyCorp and its affiliates, review of the financial information provided to shareholders and regulatory authorities, recommendation of the appointment of KeyCorp's independent auditors, review of all services and fees of the independent public accountants, review with KeyCorp's management and its independent public accountants of the basis for annual reports, management's reports concerning internal controls and compliance, and the independent auditors' reports relating thereto as required by the Federal Deposit Insurance Corporation Improvement Act of 1991, review of KeyCorp's credit review activities as they relate to examinations for compliance with credit and related policies, review of the examinations of KeyCorp and its affiliates conducted by federal and state regulatory and supervisory authorities, oversight of the audit committees of KeyCorp's subsidiaries, review of the audit plans of the internal audit and credit review staff and of the independent auditors and the results and effectiveness of their audits, and supervision and direction of any special projects or investigations considered necessary. KeyCorp's Audit Committee met five times in 1996.

     Community Responsibility Committee. Messrs. Andrus, Dimmer, Minter, and Ms. Veeder (Chair) are the current members of KeyCorp's Community Responsibility Committee. The functions of this Committee include review of the Community Reinvestment Act programs and community development activities of KeyCorp and its bank subsidiaries, review of KeyCorp's compliance program, and review of KeyCorp's compliance with applicable law and regulation. KeyCorp's Community Responsibility Committee met six times in 1996.

     Compensation and Organization Committee. Messrs. Bersticker, Commes, Curtis, Ms. Fjeldstad, Messrs. Hardis (Chair) and McGregor are the current members of KeyCorp's Compensation and Organization Committee. The functions of this Committee include review and approval of KeyCorp's salary administration programs, determination of the compensation and terms of employment of senior management, determination of participants and awards under executive and incentive compensation plans and supplemental compensation plans except for equity based compensation plans, approval of (or amendments to) employee and officer retirement, compensation and benefit plans, review and recommendation of director compensation plans except for equity based compensation plans, review of organization structure and staffing, and review of management structure, development, and succession planning. KeyCorp's Compensation and Organization Committee met seven times in 1996.

---------------

* Ms. Fjeldstad will not stand for re-election at the Annual Meeting. She is, however, included in the description of KeyCorp's current Board of Directors and its committees. Ms. Fjeldstad will continue as a director until the Annual Meeting.

     Equity Based Compensation Committee. Messrs. Bersticker, Commes, Ms. Fjeldstad, Messrs. Hardis (Chair) and McGregor are the current members of KeyCorp's Equity Based Compensation Committee. The functions of this Committee include approval of (or amendments to) KeyCorp's equity based compensation plans including any excess benefit or deferred compensation plan with an equity based compensation component and plans under which "qualified performance-based compensation" is to be paid, determination of participants and awards under KeyCorp's equity based compensation plans, and the granting of stock options. KeyCorp's Equity Based Compensation Committee was established in September of 1996 and met once in 1996.

     Executive Committee. Messrs. Bares, Curtis, Gillespie (Chair), Hardis, Meyer, Pogue, and Ms. Veeder are the current members of KeyCorp's Executive Committee. The functions of the Executive Committee are to exercise the authority of the Board of Directors, to the extent permitted by law, on any matter requiring Board or Board committee action between Board or Board committee meetings. KeyCorp's Executive Committee did not meet in 1996. KeyCorp's current Regulations provide that, through December 31, 1998, Mr. Gillespie will be a member of KeyCorp's Executive Committee as long as he is a director of KeyCorp. If KeyCorp's shareholders approve the amendment and restatement of KeyCorp's Regulations as proposed under Issue Three below (see pages 11 to 16 of this Proxy Statement), this provision of the Regulations will be removed.

     Nominating Committee. Messrs. Curtis, Gillespie, and Hardis are the current members of KeyCorp's Nominating Committee. The functions of the Nominating Committee include identifying and reviewing the qualifications of prospective directors and recommending candidates for election as directors. Through December 31, 1998, under KeyCorp's current Regulations, nominations for the election of directors by KeyCorp's Board of Directors may only be made by the affirmative vote of three-quarters of the Board of Directors and three-quarters of the Nominating Committee, except that there is an alternative procedure in the event that the Nominating Committee is unable to approve by the requisite vote a nomination for election of a particular director or directors. The Nominating Committee will consider shareholder suggestions concerning qualified candidates for election as directors that are forwarded to such Committee. Any shareholder recommendation for a director nominee should contain background information concerning the recommended nominee, including, (a) the name, age, business, and residence address of such person; (b) the principal occupation or employment of such person for the last five years; (c) the class and number of shares of capital stock of KeyCorp that are beneficially owned by such person;
(d) all positions of such person as a director, officer, partner, employee, or controlling shareholder of any corporation or other business entity; (e) any prior position as a director, officer, or employee of a depository institution or any company controlling a depository institution; and (f) a statement of whether such individual would be willing to serve if nominated or elected. Any shareholder recommendation should also include, as to the shareholder giving the written notice, (a) a representation that the shareholder is a holder of record of shares of KeyCorp entitled to vote at such meeting and (b) a description of all arrangements or understandings between the shareholder and such recommended person and any other person or persons (naming such person or persons). KeyCorp's Nominating Committee met twice in 1996.

     The provisions in the current Regulations with respect to the Nominating Committee were included as a part of the management succession planning in connection with the Merger. If KeyCorp's shareholders approve the amendment and restatement of KeyCorp's Regulations as proposed under Issue Three below (see pages 11 to 16 of this Proxy Statement), these special merger-related provisions will be amended by eliminating the Nominating Committee and providing that nominations for the election of directors by KeyCorp's Board of Directors may be made by a majority of directors then in office. In the event Issue Three is approved, the Board of Directors currently intends to assign the functions of the Nominating Committee to the Compensation and Organization Committee.

     Director Compensation. Directors (other than Messrs. Gillespie and Meyer who receive no director fees) receive fees consisting of a $27,000 annual retainer, payable in quarterly installments, and $1,500 for attendance at each Board or committee meeting. Outside directors who serve as committee chairpersons receive additional compensation of $2,500 per quarter. Under the KeyCorp Director Deferred Compensation Plan, directors are given the opportunity to defer payment of director fees for future distribution. All such deferred payments are invested in either an interest bearing account (at an interest rate equal to 1/2% higher than the effective annual yield of the Moody's Average Corporate Bond Yield Index) or a KeyCorp Common Share account (which is a phantom stock account in which the directors' deferred compensation earns a yield based on the amount of dividends that would have been payable on an equal number of KeyCorp Common Shares and the increase or decrease in the market price of KeyCorp Common Shares, in both cases during the period that the deferred fees are invested in the Common Share account). All payments to the directors under the Director Deferred Compensation Plan are in the form of cash.

     Under KeyCorp's Directors' Stock Option Plan (the "Directors' Plan"), each of the non-employee directors is automatically granted options to purchase 3,500 KeyCorp Common Shares annually. Messrs. Gillespie and Meyer were not eligible to participate in the Directors' Plan during 1996 because they were employees of KeyCorp. All options granted under the Directors' Plan are non-qualified stock options. Options generally expire ten years after grant. The purchase price of the option shares is equal to their fair market value on the date of grant and may be paid in cash or by the surrender of previously acquired KeyCorp Common Shares. In the event that KeyCorp Common Shares are changed into or exchanged for a different number or kind of securities, or in the event of a stock split, then the number and exercise price of options and the limits on the aggregate totals of shares available for grants under the Directors' Plan will be proportionately amended.

     KeyCorp and Victor J. Riley, Jr. (who served as Chief Executive Officer of KeyCorp until September 1, 1995 and as Chairman of the Board of KeyCorp until he resigned as a director of KeyCorp on September 19, 1996) are parties to an employment and consulting agreement. Pursuant to that agreement, Mr. Riley was to be retained by KeyCorp as an independent contractor from January 1, 1996 through December 31, 1998 at an annual base compensation of $600,000. If Mr. Riley's status as an independent contractor were to terminate prior to December 31, 1998 for any reason (except by KeyCorp for cause), the agreement provides that KeyCorp would pay Mr. Riley a lump sum equal to the remaining base compensation that would have been payable to him had he continued to perform services through December 31, 1998. Mr. Riley's status as an independent contractor terminated in September 1996 when he ceased to be Chairman of the Board, and KeyCorp made the lump sum payment required under the agreement in the amount of the remaining balance of compensation due to Mr. Riley through December 31, 1998. Mr. Riley is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his having been a director or officer of KeyCorp, and KeyCorp has agreed to continue to provide Mr. Riley furnished office space, amenities and secretarial support.

                                   ISSUE TWO

                            AMENDMENT TO REGULATIONS
                   CONCERNING SIZE OF THE BOARD OF DIRECTORS

     Currently, the size of the Board of Directors is fixed at 20 members divided into two classes of seven members each and one class of six members. Under the Regulations as presently in effect, the size of the Board of Directors is required to be between 20 and 24 members. The shareholders are being asked to amend the Regulations to reduce the potential size of the Board to between 17 and 20 members. The result of this amendment will be to reduce the maximum Board size to 20 and the minimum Board size to 17.

     The Board of Directors is recommending this amendment because it is of the opinion that a smaller Board can operate more efficiently for the benefit of KeyCorp's shareholders.

     At the 1997 Annual Meeting of Shareholders, the size of the Board of Directors will be fixed at 20 members, with two classes having seven members each and the third class having six members. The Regulations will continue to provide that, if the Board of Directors or shareholders change the number of directors, the three classes of the Board of Directors will be divided into as equal a number of directors as possible.

     KeyCorp's Regulations will continue to provide that no reduction in the size of the Board shall of itself shorten the term of any incumbent director. In the event the shareholders increase the number of directors and fail to fill the vacancy or vacancies created thereby, or in the event the Board of Directors increases the number of directors and thereby creates a vacancy or vacancies, the Board of Directors may fill such vacancy or vacancies for the respective unexpired terms.

     The text of the proposed amendment is set forth in Appendix A to this Proxy Statement.

     Vote Required.  Pursuant to Article X of the Regulations, Article II,
Section 1 of the Regulations, which is the section of the Regulations establishing the size of the Board of Directors, may be amended by the affirmative vote of holders of shares entitled to exercise three-quarters of the voting power on such proposal, unless such amendment is recommended by three-quarters of the members of the Board of Directors, in which case the requisite vote is a majority of the voting power of KeyCorp. Because at least three-quarters of the members of the Board of Directors have recommended this proposed amendment, the affirmative vote of the holders of KeyCorp Common Shares entitling them to exercise a majority of the voting power of KeyCorp is required to adopt this amendment to the Regulations.

     THE BOARD OF DIRECTORS OF KEYCORP RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ADOPTION OF THIS AMENDMENT TO THE REGULATIONS.

                                  ISSUE THREE

                    AMENDMENT AND RESTATEMENT OF REGULATIONS

     In connection with the Merger, KeyCorp's Regulations were extensively amended to include special provisions relating to management succession, the maintenance of a balance of Old Key and Society directors on the Board of Directors and various committees, certain required super-majority votes by the Board of

Directors, and in various other respects. These provisions were intended to assure and facilitate an orderly integration of the management structure of the constituent companies. Many of these provisions, by their express terms, were to expire on December 31, 1998.

     The integration of the constituent companies has proceeded even more rapidly than was envisioned at the time of the Merger, and the Board of Directors has concluded that these special merger related provisions are, in large part, no longer necessary or relevant. Consequently, the Board of Directors is recommending that the shareholders adopt an amendment and restatement of KeyCorp's Regulations (the "Amended and Restated Regulations") as set forth in Appendix B to this Proxy Statement.

     The following summary is a brief description of the principal amendments to the Regulations made by the amendment and restatement. This summary is subject to the express provisions of the Amended and Restated Regulations, a copy of which is attached to this Proxy Statement as Appendix B. With respect to the second paragraph of Section 1, Article II of the Amended and Restated Regulations, Appendix B was based on the assumption that the shareholders approve the amendment proposed under Issue Two above. Issues Two and Three are independent of each other.

     Special Management Succession Provisions. KeyCorp's Regulations currently contain numerous interrelated provisions regarding the positions to be held by Messrs. Riley and Gillespie until December 31, 1998. First, the Regulations contain a specific provision regarding the positions of Chairman of the Board and Chairman of the Executive Committee. Through December 31, 1998 or Mr. Riley's earlier death, resignation or removal, the Regulations provide that Mr. Riley is intended to be Chairman of the Board and Chairman of the Executive Committee, after which time Mr. Gillespie would assume such positions. Prior to Mr. Gillespie becoming Chairman of the Board and Chairman of the Executive Committee, the Regulations provide that no person shall be designated vice chairman of the board or any similar title. The Regulations also provide that Messrs. Riley and Gillespie are intended to be members of the Executive Committee as long as they are directors of KeyCorp.

     Second, the Regulations as currently in effect contain specific provisions regarding the offices of Chief Executive Officer and President. These provisions state that, through December 31, 1998, so long as the office of Chief Executive Officer and President are held by two separate individuals, the Chief Executive Officer shall be the most senior officer of the corporation and the President shall be the second most senior officer. The Regulations provide that Mr. Riley is intended to serve as Chief Executive Officer until December 31, 1995, at which time Mr. Gillespie would assume such office. The current Regulations specifically state that after December 31, 1995, the office of Chief Executive Officer and President will be held by the same individual and that the office of Chairman of the Board will be a director position only, and not an officer position of KeyCorp. The current Regulations also provide that the Chief Executive Officer, if he is a director, shall serve as Chairman of the Board and Chairman of the Executive Committee, subject to the special provisions relating to the positions held by Messrs. Riley and Gillespie through December 31, 1998 discussed above.

     Finally, the Regulations as currently in effect require a vote of three-quarters of the entire authorized Board of Directors to remove Messrs. Riley and Gillespie from their officer positions.

     Mr. Riley retired as Chief Executive Officer on September 1, 1995. He has also resigned as Chairman of the Board and as a director on September 19, 1996. Mr. Gillespie now is the Chief Executive Officer,

President, and Chairman of the Board. He also serves as Chairman of the Executive Committee. As a result, the provisions directing the succession of offices between Messrs. Riley and Gillespie are no longer relevant. In addition, in September 1996, KeyCorp announced that it intends to elect Henry L. Meyer III as President after the 1997 Annual Meeting of Shareholders and that Mr. Gillespie would continue to be Chairman of the Board and Chief Executive Officer. This management plan depends upon the amendment to the provisions of the Regulations discussed above.

     If the shareholders adopt the Amended and Restated Regulations, the Regulations would be amended to delete all of the management succession provisions summarized above. The effect of this amendment would be that the Regulations would contain no provisions specifying the individuals who will hold certain offices and that the Regulations will not specifically address management succession issues. Under the Amended and Restated Regulations: (i) the position of Chairman of the Board will now be an officer position (which is typical under Ohio law) in addition to being a director position; (ii) the offices of Chief Executive Officer and President may be held by two separate individuals; and (iii) the removal of the most senior officer of KeyCorp will require a majority vote of the entire authorized Board of Directors. The Regulations will continue to provide that all other officers can be removed by the Board of Directors or any of its committees or by any superior officer upon whom such authority has been conferred by the Board or any of its committees. Finally, a provision will be added to the Regulations to provide that all officers, including the most senior officer, are subject to annual election at the annual organizational meeting of the directors.

     The text of Article IV, Sections 1, 2, and 3 of the Amended and Restated Regulations, which are the sections of the Amended and Restated Regulations dealing with the election and term of office of KeyCorp's officers, authority and duties of officers, and removal of officers, respectively, are set forth in Appendix B to this Proxy Statement.

     Elimination of Certain Restrictions on Board Composition. KeyCorp's Regulations currently provide that, through December 31, 1996, any change in the size of the Board must be made by two or a multiple of two. In addition, the Regulations state that, through December 31, 1998, not more than two directors of KeyCorp may be individuals who were, on March 1, 1994, a current or former officer of Society, Old Key, or any of their subsidiaries or predecessors. Mr. Hemingway is specifically excluded from this number because he was a director at the time of the Merger and was an officer of a predecessor of Old Key.

     KeyCorp's current Regulations also state that, through December 31, 1998, nominations for director may be made by the affirmative vote of three-quarters of the entire authorized Board and three-quarters of the Nominating Committee. If the Nominating Committee is unable to approve the nomination by the requisite vote, the Regulations provide that a committee comprised of all the directors who were, immediately prior to the Merger, members of the Board of Directors of Old Key if the director position to be filled was originally held by a director of Old Key, or of Society if the director position to be filled was originally held by a director of Society, must approve the nomination. After December 31, 1998, nominations for director may be made by the affirmative vote of two-thirds of the entire authorized Board.

     These provisions were added in connection with the Merger to assure that the Board of Directors of KeyCorp, as the surviving corporation, would continue to be composed of equal numbers of members from the former Society and Old Key boards. By adopting the Amended and Restated Regulations, the Regulations would be amended to delete the provision stating that changes in the size of the Board must be made by two or a multiple of two (which provision lapsed by its terms on December 31, 1996) and the provision limiting the number of former Old Key and Society officers on the Board of KeyCorp. Also by adopting the Amended and Restated Regulations, the provision stating that nominations for director must be approved by the affirmative vote of three-quarters of the Board and three-quarters of the Nominating Committee or special committee replacing the Nominating Committee would be deleted. Under the Amended and Restated Regulations, nominations for director may be made by the affirmative vote of a majority of the directors then in office (see additional discussion of this provision under the subheading "Super-Majority Vote Requirements for Certain Director Actions" below). The text of Article II, Section 1 of the Amended and Restated Regulations (including as proposed to be amended under Issue Two), which is the section of the Amended and Restated Regulations relating to the composition of the Board, and Article II,
Section 2 of the Amended and Restated Regulations, which is the section of the Amended and Restated Regulations relating to director nominations, is set forth in Appendix B to this Proxy Statement.

     Provisions Relating to Nominating Committee. KeyCorp's current Regulations provide for a Nominating Committee of the Board of Directors through December 31, 1998. The Nominating Committee is to be comprised of four members designated annually by a vote of at least two-thirds of the entire authorized Board. The members shall be comprised of two members who were serving as directors of Society on March 1, 1994, one of which shall be Mr. Gillespie (so long as he is a director), and two members who were serving as directors of Old Key on March 1, 1994, one of which shall be Mr. Riley (so long as he was a director, which he ceased to be on September 19, 1996). Vacancies on the Nominating Committee may be filled by a vote of two-thirds of the entire authorized Board.

     As was the case for the restrictions on board composition discussed above, the provisions relating to the Nominating Committee were added in connection with the Merger to assure that the Board of Directors of KeyCorp, as the surviving corporation, would continue to be composed of equal numbers of members from the former Society and Old Key boards for the period of time necessary to complete the post-merger integration process.

     By adopting the Amended and Restated Regulations, the Regulations would be amended to eliminate all provisions relating to the special Nominating Committee. If the Amended and Restated Regulations are adopted by the shareholders, the Board of Directors intends to assign the functions of the Nominating Committee (i.e., reviewing the qualifications of and recommending to the full Board candidates for election as directors) to the Compensation and Organization Committee of the Board of Directors.

     Super-Majority Vote Requirements for Certain Director Actions. KeyCorp's current Regulations require a super-majority vote (either two-thirds or three-quarters of the entire authorized Board) by the Board of Directors for approval of certain actions. Many of these super-majority vote provisions were added in connection with the Merger to require both constituencies of KeyCorp's Board of Directors to approve significant transactions or changes to KeyCorp's governing documents during the post-merger integration process. These actions include: fixing or changing the size of the Board or of any class of directors; filling vacancies in the Board of Directors or its committees; nominating candidates to stand for election as director; approving or recommending any transaction with or which creates a 10% or greater shareholder of KeyCorp or any merger or consolidation transaction with a company which has assets equal to 50% or more of the assets of KeyCorp; designating members of the Executive Committee or other committees of the Board of Directors;

removing Messrs. Riley and Gillespie from office through December 31, 1998; and recommending to KeyCorp's shareholders amendments to the Regulations.

     The shareholders are being asked to amend the Regulations to reduce these super-majority voting requirements for the following director actions: (i) fixing or changing the size of the Board or of any class of directors; (ii) filling vacancies in the Board of Directors or its committees; (iii) nominating candidates to stand for election as director; and (iv) designating members of the Executive Committee or other committees of the Board of Directors. The specific provision regarding removal of Messrs. Riley and Gillespie through December 31, 1998 will be deleted as discussed above under the subheading "Special Management Succession Provisions."

     The text of the provisions of the Amended and Restated Regulations as proposed to be amended, is set forth in Appendix B to this Proxy Statement, including Article II, Section 1 (fixing or changing the size of the Board or any class of directors); Article II, Section 2 (nominating candidates to stand for election as director); Article II, Section 3 (certain matters requiring the affirmative vote of two-thirds of the entire authorized Board of Directors for approval); Article II, Section 12 (filling vacancies in the Board); Article III,
Section 1 (designating members of and filling vacancies in the Executive Committee); Article III, Section 2 (filling vacancies in other Board committees); and Article X (amending the Regulations).

     Conforming and Technical Changes. In addition to the amendments described above, incidental and related conforming amendments to the Regulations were made. For example, cross-references have been conformed to adjust to the revised section numbers and headings and certain clarifying definitions and descriptions have been added.

     In addition to the conforming changes, incidental technical amendments to the Regulations were made. For example, Section 7 of Article I of the current Regulations requires that shareholders give at least 60 days' advance notice prior to a shareholders meeting of a shareholder proposal or of a nomination of an individual for election as a director. This provision states that no such proposals shall be considered at an annual or special meeting of shareholders unless such advance notice is given. The Amended and Restated Regulations clarify that the advance notice provisions of the Regulations are subject to rules promulgated by the Securities and Exchange Commission ("SEC") governing shareholder proposals. The amendments would provide that such rules would prevail over the notice requirements in the Amended and Restated Regulations if KeyCorp is required, pursuant to the SEC's Rule 14a-8, to include a shareholder proposal in its proxy statement. Consistent with Ohio law, the Amended and Restated Regulations also clarify that shareholder proposals or nominations are not the proper subject of a special meeting of the shareholders unless such proposal or nomination was the purpose for the special meeting. Finally, the provisions of the Amended and Restated Regulations regarding further amendments to the Amended and Restated Regulations and removal of directors have been clarified to reflect that such provisions are exclusive of any provision under applicable law.

     Vote Required. Pursuant to Article X of the Regulations, the Amended and Restated Regulations may be adopted if approved by the affirmative vote of holders of shares entitled to exercise three-quarters of the voting power on such proposal, unless such Amended and Restated Regulations are recommended by three-quarters of the members of the Board of Directors, in which case the requisite shareholder vote is a majority of the voting power of KeyCorp. Because three-quarters of the members of the Board of Directors have recommended the Amended and Restated Regulations, the affirmative vote of the holders of KeyCorp

Common Shares entitling them to exercise a majority of the voting power of KeyCorp is required to adopt the Amended and Restated Regulations.

     THE BOARD OF DIRECTORS OF KEYCORP RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE AMENDED AND RESTATED REGULATIONS.

                                   ISSUE FOUR

                 SHAREHOLDER PROPOSAL TO WITHDRAW MANAGEMENT'S
                      DISCRETION TO VOTE UNMARKED PROXIES

     The following proposal was submitted for inclusion in this Proxy Statement by Dr. Allen Wolff, 1553 So. Carpenter Road, Brunswick, Ohio 44212. Dr. Wolff owns approximately 500 KeyCorp Common Shares.

          Shareholder Proposal and Statement. I, Allen Wolff, 1553 So. Carpenter Road, Brunswick, Ohio 44212-3826, feel that there are a number of indiscretions allowing for increased executive remuneration often in spite of decreased earnings, declining market confidence and shareholder rewards and for reaffirmations of reigning directors and management-sponsored (and often self serving) resolutions because of a triple standard in counting proxies. The space allowed me here will not adequately permit me to address these issues.

          Did you ever wonder how managements put up such high numbers in shares represented, shares voted for THEIR proposals and AGAINST shareholder proposals? Shareholder-proposals garnering 10-45% of the vote SHOULD get some attention from the incumbent management but so often they rest on the fact that it failed. In addition to counting votes on shares they may NEVER own (SARs and stock options), they count differently (1) proxies signed but not marked are counted in favor of management's position (2) proxies held in street names may be voted in favor of management's slate perhaps without receipt by the real owner and without any input from him and (3) unvoted proxies held in employee 401K plans may be COUNTED as voted in the same proportion as those actually voted. In these days of mergers and downsizings, sometimes employees are AFRAID to vote against management, sometimes feeling intimidated by communications from management.

          Management provides only one slate of director-candidates. It is "take it or leave it" and opposition can come only from well-financed renegades -- sometimes with less than the best interest of the company in mind. If anything anti-management comes up at the annual meeting, they already have your proxy to vote on ANYTHING ELSE if the CEO allows a vote.

          Most managements will say that they use the parameters of the SEC in revealing or not revealing management perks and they may use the date of the last merger or name change in revealing just how long an individual has been tenured. Managements say that they boldly tell how unmarked proxies will be voted and feel that their shareholders appreciate not being required to make a few Xs after intelligently wading through 20 or more pages of the proxy statement. Get real! Just because the SEC may allow something does not make it right. Many things are legal, but immoral. Management doesn't tell you how to get your proxy from a street name holder, nor how to appoint another proxy to represent you, nor how to vote for someone else for director (BUT I WILL).

          MY PROPOSAL IS TO ELIMINATE ALL DISCRETIONARY VOTING WHEN THE INDIVIDUAL (NOT THE TECHNICAL) SHAREHOLDER HAS NOT ACTUALLY VOTED BY MARKING THE CARD. For those employee-shareholders who are afraid to vote unconfidentially, but don't agree with management, at least ABSTAIN. That means your vote will not be counted FOR nor AGAINST. For the independent, but astute shareholder, I ask you to vote FOR. If you don't understand, ABSTAIN. If you leave it blank, it will be counted AGAINST.

     Board of Directors Recommendation and Statement. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS.

     If adopted, this proposal would mean that any proxy cards which are returned without specific voting instructions would not be voted at meetings of shareholders and, since many shareholders do not mark their proxy cards, would become in effect votes against the issue being voted upon whether or not the shareholders objected to the issue. This proposal assumes that many shareholders who sign and return their proxy cards do not intend to cast any vote -- an assumption KeyCorp cannot make. Rather, KeyCorp believes that every shareholder that returns a properly signed proxy card does intend either to cast a vote or to select a proxy to represent that shareholder's interests at a meeting he or she chooses not to attend. The Board of Directors is obligated to give effect to the opinions of all shareholders who wish to participate, whether those shareholders choose to do so by marking the proxy card with a specific vote or simply by returning the proxy card without specific voting instructions and thereby conferring authority in a proxy to vote on the shareholder's behalf.

     Since the Proxy Statement and proxy card clearly state in several places that any unmarked proxies will be voted in accordance with the recommendations of the Board of Directors and since a shareholder who is willing to take the time to sign their proxy card will probably observe that statement, it seems unlikely that many shareholders would be confused or surprised by the procedure.

     In addition, authorizing management to vote unmarked proxy cards provides KeyCorp shareholders with a convenient way to participate in shareholders' meetings. KeyCorp understands that many institutional shareholders who sign a great many proxy cards for numerous companies in which they have investments appreciate the convenience of voting as management recommends without the necessity of marking each proposal box, a process which is of little inconvenience for one proxy card but a burden when dealing with many proxy cards. With approximately 47% of KeyCorp's shares held by institutional shareholders, it is important for KeyCorp to make voting by those shareholders as convenient as possible in order to have sufficient shares represented at its shareholder meetings to have a quorum.

     KeyCorp feels it is important for shareholders to understand exactly what this proposal will address. It is true, as the proponent states, that if shareholders adopt this proposal, unmarked proxies will no longer be voted by management in its discretion.

     Shareholders must understand, however, that this proposal will not affect the way brokers vote shares held in street name or the way shares held by KeyCorp's employees in KeyCorp's 401(k) plan will be voted by the plan trustee. For example, if a shareholder holding shares in street name fails to return a proxy card to their broker, brokers do have the ability to vote such shareholder's shares with respect to certain types of issues as the broker sees fit. Sometimes brokers vote with management and sometimes they do not. This proposal will not change the ability of brokers to vote shares at their discretion.

     Second, if a shareholder holds shares in KeyCorp's 401(k) plan and does not return a voting instruction card with respect to those shares, the shares will be voted by the plan trustee. The trustee is obligated by the plan documents to vote unvoted shares in the same proportion as voted shares. For example, suppose participants holding 50% of the plan's shares return their voting instruction cards, with 60% of the voted shares voted for a certain issue and 40% of the voted shares voted against. The plan trustee must vote the unvoted portion of the plan's shares in the same proportion: 60% for and 40% against. This proposal will not change the way the plan trustee is required to vote shares.

     Finally, no votes with respect to stock appreciation rights (SARs) or stock options are voted. SARs and options are instruments which convey only financial risks and rewards of the underlying shares to their holders. Neither the holder of an SAR or option nor KeyCorp has any voting power with respect to those underlying shares.

     Vote Required. Approval of this proposal will require the affirmative vote of a majority of the KeyCorp Common Shares represented in person or by proxy at the Annual Meeting.

                                   ISSUE FIVE

        SHAREHOLDER PROPOSAL TO REQUIRE ANNUAL ELECTION OF ALL DIRECTORS

     The following proposal was submitted for inclusion in this Proxy Statement by Mr. Gerald R. Armstrong, 910 Fifteenth Street, #754, Denver, Colorado 80202-2924. Mr. Armstrong owns over 10,040 KeyCorp Common Shares.

          Shareholder Proposal. "Resolved: That the shareholders of KeyCorp, assembled in person and by proxy in an annual meeting, now request that the Board of Directors take those steps necessary to restore annual elections for all directors by providing that at future elections in annual meetings, all directors be elected annually and not by classes as is now provided and that on the expiration of the present terms their subsequent election shall also be on an annual basis."

          Supporting Statement. In last year's annual meeting, KeyCorp's shareholders voted 64,512,901 shares in favor of this proposal.

          In 1996, Ameritech adopted one year terms for its Directors. Time-Warner has stated it will do so in 1997. Lockheed-Martin Corp., Campbell Soups, Atlantic Richfield Company, Pacific Enterprises, KATY Industries, Hanover Direct, Westinghouse, and other corporations have replaced three year terms with the annual election of all Directors.

          It is significant that shareholders of Chase Manhattan received one year terms for their directors upon the merger with Chemical Bank.

          These actions have increased shareholder voting rights by 300% -- and, at no cost to the shareholders.

          At KeyCorp, this procedure will allow shareholders an opportunity to register annually their reviews of the performance of the board collectively and of each director, individually. Concern that annual elections of all directors would leave KeyCorp without experienced directors is unfounded.

          The proponent of this proposal is an investor who recognizes that greater accountability -- one year terms for directors -- can be an indication of greater profits and dividends -- not unsound investments in derivatives.

          The 1994 Atlantic Richfield Company proxy statement, in support of replacing three year terms with one year terms for its directors states:

             "The Board . . . . . . recognizes that many institutional
        stockholders now believe that the annual election of all directors is appropriate. The Board does not believe that the advantages of a classified board (one with three year terms) are sufficient to offset the disadvantages."

          In our 1994 annual meeting of shareholders, our chairman Victor J. Riley, stated KeyCorp, because of its size, could not be vulnerable to a take-over. Most staggered systems (three year terms for directors) are created as an effort against take-overs.

          Moreover, no current Director opposed management's elimination of the ratification by shareholders of the independent accountants leaving me to challenge an attitude of "In management we trust, we have three year terms." Have Ohio investors forgotten that Baldwin-United Corp. refused to eliminate three year terms just a year before its collapse?

          I believe that the current system produces only a facade of continuity which should be displaced; and accountability and performance be substituted as the basis for re-election to our board of directors.

          If you agree, please vote FOR this proposal. If you disagree, vote against it. If your proxy card is unmarked on this issue, your shares will be automatically voted "AGAINST" this proposal.

     Board of Directors Recommendation and Statement. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS.

     KeyCorp's Board of Directors is divided into three classes of directors, each of which serve for staggered three year terms. These staggered terms are an effort to balance two very important concerns, those being the need for shareholders to express their opinion about the Board's performance each year and the need for KeyCorp's directors to focus on KeyCorp's long-term success.

     The Board believes that KeyCorp's success in producing long-term shareholder value, as reflected in dividend growth and stock price appreciation, requires long-term strategic planning, capital commitments and careful and consistent application of financial and other resources.

     In the opinion of KeyCorp's Board, a classified board of directors facilitates continuity and stability of leadership and policy by assuring that experienced individuals familiar with the corporation and its business will be on the board of directors at all times. A classified board of directors is also intended to prevent precipitous changes in the composition of the board and, thereby, serves to moderate corresponding precipitous changes in the corporation's policies, business strategies and operations. As current newspaper headlines demonstrate, no company, regardless of its size, is immune to a take-over attempt. Board classification is intended to encourage any person seeking to acquire control of KeyCorp to initiate such an action through arm's-length negotiations with the Board of Directors.

     Election of directors by classes is a common practice that has been adopted by many companies and currently exists at 235 of the 500 companies comprising the 1996 Standard & Poor's Stock Price Index.

     This proposal requests the Board to take all steps necessary to restore annual elections of all directors. One of those steps would be to amend KeyCorp's Regulations. Under KeyCorp's Regulations, the provisions providing for a classified Board may only be amended, repealed or altered by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of KeyCorp on such proposal unless such amendment, repeal, or alteration is recommended by three-quarters of the entire authorized Board of Directors (two-thirds of the Board after December 31, 1998 or if the Amended and Restated Regulations under Issue Three (see pages 11 to 16 of this Proxy Statement) are adopted), in which case the amendment, repeal or alteration would require the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp on such proposal. Because the Board of Directors is recommending a vote "AGAINST" this proposal and has not recommended a repeal or amendment of the provisions in KeyCorp's Regulations providing for a classified Board, implementation of this proposal would involve management submitting at a future shareholder's meeting an appropriate amendment to KeyCorp's Regulations and such amendment would require the affirmative vote of three-quarters of KeyCorp's Common Shares. A vote in favor of this proposal is an advisory recommendation to the Board of Directors.

     Vote Required. Approval of this proposal will require the affirmative vote of a majority of the KeyCorp Common Shares represented in person or by proxy at the Annual Meeting.

                                   ISSUE SIX

                              INDEPENDENT AUDITORS

     The Board of Directors of KeyCorp, acting upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP as its independent auditors to examine the financial statements of KeyCorp and its subsidiaries for the year 1997. Ernst & Young LLP has conducted the annual audit of KeyCorp's financial statements since 1959. The Board of Directors recommends ratification of the appointment of Ernst & Young LLP. The favorable vote of the holders of a majority of the KeyCorp Common Shares represented in person or by proxy at the Annual Meeting will be required for such ratification.

     A representative of Ernst & Young LLP will be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

     Although shareholder approval of this appointment is not required by law or binding on the Board, the Board believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Ernst & Young LLP as KeyCorp's independent auditors, the Board will consider this vote in determining whether or not to continue the engagement of Ernst & Young LLP.

                               EXECUTIVE OFFICERS

     The executive officers of KeyCorp are principally responsible for making policy for KeyCorp, subject to the supervision and direction of KeyCorp's Board of Directors. Mr. Gillespie is Chairman of the Board, President and Chief Executive Officer of KeyCorp for a term expiring, under KeyCorp's current Regulations, on December 31, 1998. If the shareholders approve the Amended and Restated Regulations as proposed under Issue Three above (see pages 11 to 16 of this Proxy Statement), all officers (including Mr. Gillespie) will be subject to annual election at the annual organizational meeting of the directors. The Board of Directors has announced its intention to elect Henry L. Meyer III, who is currently Vice Chairman of the Board and Chief Operating Officer of KeyCorp, as President of KeyCorp at its organizational meeting to be held on May 15, 1997. Under KeyCorp's current Regulations, all executive officers (other than Mr. Gillespie) hold their respective office or offices for such term as may be prescribed by the Board (generally, officers are elected annually) and until such persons' successors have been chosen. Messrs. Gillespie and Allen have employment agreements with KeyCorp. All executive officers other than Mr. Gillespie have change of control agreements with KeyCorp.

     There are no family relationships among directors, nominees or executive officers. Other than Messrs. Cone, Helfrich, Simonson, Somers and Stevens, all have been employed in officer capacities with KeyCorp, Old Key, or their subsidiaries for at least the past five years.

     Set forth below are the names and ages of the executive officers of KeyCorp as of January 31, 1997, positions held by them during the past five years and the year from which held, and, in parentheses, the year they first became executive officers of either KeyCorp or Old Key.

GARY R. ALLEN (48)

     1994 to present: Senior Executive Vice President and Chief Banking Officer, KeyCorp; 1993-1994: Executive Vice President and Chief Banking Officer, Old Key; 1991-1993: President and Chief Executive Officer, Key Bank of New York (subsidiary of KeyCorp); 1988-1993: Chief Executive Officer, Key Bank of Western New York (former subsidiary of KeyCorp). (1993)

KEVIN M. BLAKELY (45)

     1994 to present: Executive Vice President, KeyCorp; 1992-1994: Executive Vice President, Credit Policy and Risk Management, Society National Bank (subsidiary of KeyCorp); 1990-1992: Senior Vice President, Loan Review, Ameritrust Company, N.A. (former subsidiary of KeyCorp). (1994)

STEPHEN A. CONE (46)

     1994 to present: Executive Vice President, KeyCorp; 1993-1994: Executive Vice President, Citicorp (financial services company); 1987-1993: Senior Vice President, American Express Corporation (financial services company). (1996)

ROBERT W. GILLESPIE (52)

     1996 to present, Chairman, President and Chief Executive Officer, KeyCorp; 1995-1996: Chief Executive Officer and President, KeyCorp; 1994-1995: President and Chief Operating Officer, KeyCorp; 1988-1994: Chairman, Chief Executive Officer, and President, Society. (1981)

ALLEN J. GULA, JR. (42)

     1994 to present: Executive Vice President, KeyCorp; 1992-1994: Executive Vice President and Group Executive, Information Technology and Operations, Society; 1990-1992: Senior Vice President, Society. (1992)

THOMAS E. HELFRICH (46)

     1995 to present: Executive Vice President, KeyCorp; 1986-1995: Senior Vice President-Human Resources, The Travelers Inc. (insurance and financial services company). (1995)

LEE IRVING (48)

     1995 to present: Executive Vice President and Chief Accounting Officer, KeyCorp; 1994-1995: Executive Vice President, Treasurer, and Chief Accounting Officer, KeyCorp; 1986-1994: Senior Vice President and Treasurer, Old Key.
(1986)

HENRY L. MEYER III (47)

     1996 to present: Vice Chairman of the Board and Chief Operating Officer, KeyCorp; 1995-1996: Senior Executive Vice President and Chief Operating Officer, KeyCorp; 1994-1995: Senior Executive Vice President and Chief Banking Officer, KeyCorp; 1991-1994: Vice Chairman of the Board and Chief Banking Officer, Society. (1987)

JOHN A. SIMONSON (51)

     1995 to present: Executive Vice President and Treasurer, KeyCorp; 1992-1995: Executive Vice President, Society National Bank; 1991 to present:
Owner, Maple Grove Tree Farm (sole proprietorship). (1995)

K. BRENT SOMERS (48)

     1996 to present: Senior Executive Vice President and Chief Financial Officer, KeyCorp; 1994-1995: Executive Vice President and Chief Financial Officer, The United States Shoe Corporation (manufacturing); 1990-1994: Vice President and Chief Financial Officer, The United States Shoe Corporation.
(1996)

THOMAS C. STEVENS (47)

     1996 to present: Executive Vice President, General Counsel and Secretary, KeyCorp; 1991-1996: Managing Partner, Thompson Hine & Flory LLP (law firm).
(1996)

                       COMPENSATION OF EXECUTIVE OFFICERS

     Summary. The following table sets forth the compensation paid by KeyCorp and its subsidiaries for each of the previous three years to the individual who served as KeyCorp's Chief Executive Officer during 1996 and each of the remaining four highest paid executive officers of KeyCorp at December 31, 1996. Mr. Somers joined KeyCorp in February 1996.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                          -------------------------------------     -------------------------------
                                                                                         AWARDS           PAYOUTS
                                                                                    ---------------     ----------
                                                                                       SECURITIES        LONG-TERM
                                                                   OTHER ANNUAL        UNDERLYING        INCENTIVE
NAME AND PRINCIPAL POSITION     YEAR      SALARY       BONUS       COMPENSATION     OPTIONS/SARS(#)       PAYOUTS
------------------------------- ----     --------     --------     ------------     ----------------     ----------

Robert W. Gillespie             1996     $830,000     $520,000(1)            (2)          65,000          $378,909(4)
 Chairman of the Board,         1995      754,167      404,000(1)      --    (2)          40,000           407,451(5)
 President and Chief            1994      685,000      465,000(1)          --(2)         120,000           390,757(5)
 Executive Officer

Henry L. Meyer III              1996      470,250      215,000(1)      --    (2)          25,000           182,526(4)
 Vice Chairman of the Board     1995      435,750      187,000(1)      --    (2)          20,000           244,112(5)
 and Chief Operating Officer    1994      407,250      230,000(1)      --    (2)          60,000           237,281(5)

Gary R. Allen                   1996      459,000      190,000(1)      --    (2)          25,000           178,638(4)
 Senior Executive Vice          1995      435,750      187,000(1)      --    (2)          35,868                 0
 President and Chief            1994      425,927      230,000(1)    $350,043(3)          70,585                 0
 Banking Officer

Roger Noall                     1996      455,250      187,000(1)      --    (2)          25,000           178,638(4)
 Senior Executive Vice          1995      435,750      187,000(1)      --    (2)          20,000           244,112(5)
 President and Chief            1994      407,250      230,000(1)      --    (2)          60,000           237,281(5)
 Administrative Officer

K. Brent Somers                 1996      386,586      172,000(1)      58,408(3)          50,000            --
 Senior Executive Vice
 President and Chief
 Financial Officer

                                     ALL OTHER
  NAME AND PRINCIPAL POSITION       COMPENSATION
-------------------------------    ----------------
Robert W. Gillespie                  $122,063(6)
 Chairman of the Board,               109,974(7)
 President and Chief                  108,094(8)
 Executive Officer
Henry L. Meyer III                     59,187(9)
 Vice Chairman of the Board            58,793(10)
 and Chief Operating Officer           59,115(11)
Gary R. Allen                          56,543(12)
 Senior Executive Vice                 44,310(13)
 President and Chief                   27,575(14)
 Banking Officer
Roger Noall                            65,310(15)
 Senior Executive Vice                 67,304(16)
 President and Chief                   69,010(17)
 Administrative Officer
K. Brent Somers                        33,515(18)
 Senior Executive Vice
 President and Chief
 Financial Officer

---------------

 (1) Amounts awarded under KeyCorp's Short Term Incentive Compensation Plan for the respective fiscal years, whether paid in cash or deferred.

 (2) Other annual compensation received in the respective fiscal years was in the form of perquisites, the amount of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive.

 (3) Each perquisite or other personal benefit which exceeds 25% of the total perquisites and other personal benefits received by Messrs. Allen and Somers are as follows: Mr. Allen (1994) -- $175,056 (moving allowance), $161,052 (tax gross-up on moving allowance); Mr. Somers (1996) -- $35,663 (moving allowance), $22,745 (tax gross-up on moving allowance).

 (4) Amounts awarded under the KeyCorp Long Term Cash Incentive Compensation Plan for the three year cycle ending in fiscal year 1996, whether paid in cash or deferred.

 (5) Amounts awarded under the Society Corporation Long Term Incentive Compensation Plan for the three year cycles ending in the respective fiscal years, whether paid in cash or deferred.

 (6) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $94,735 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan); $18,328 (universal life insurance premiums).

 (7) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $84,937 (amounts contributed under KeyCorp Excess 401(k) Savings Plan); $16,037 (universal life insurance premiums).

 (8) $9,240 (amounts contributed under the Society Employee Stock Purchase and Savings Plan); $83,205 (amounts contributed under KeyCorp Excess 401(k) Savings Plan); $15,649 (universal life insurance premiums).

 (9) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $43,067 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan); $7,120 (universal life insurance premiums).

(10) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $43,012 (amounts contributed under KeyCorp Excess 401(k) Savings Plan); $6,781 (universal life insurance premiums).

(11) $9,240 (amounts contributed under the Society Employee Stock Purchase and Savings Plan); $43,232 (amounts contributed under KeyCorp Excess 401(k) Savings Plan); $6,643 (universal life insurance premiums).

(12) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $40,658 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan); $6,885 (split dollar life insurance premiums).

(13) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $28,365 (amounts contributed under KeyCorp Excess 401(k) Savings Plan); $6,945 (split-dollar life insurance premiums).

(14) $6,750 (amounts contributed under the Old Key Profit Sharing Plus Plan); $13,800 (amounts contributed under KeyCorp Excess 401(k) Savings Plan); $7,025 (split-dollar life insurance premiums).

(15) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $40,253 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan); $16,057 (universal life insurance premiums).

(16) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $43,012 (amounts contributed under KeyCorp Excess 401(k) Savings Plan); $15,292 (universal life insurance premiums).

(17) $9,240 (amounts contributed under the Society Employee Stock Purchase and Savings Plan); $43,232 (amounts contributed under KeyCorp Excess 401(k) Savings Plan); $16,538 (universal life insurance premiums).

(18) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $24,515 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan).

     Option Grants. The following table provides information regarding grants of stock options made during the year ended December 31, 1996, to each of the executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                              ----------------------------------------------------------------      POTENTIAL REALIZABLE VALUE
                                NUMBER OF           % OF TOTAL                                      AT ASSUMED ANNUAL RATES OF
                                SECURITIES           OPTIONS          EXERCISE                       STOCK PRICE APPRECIATION
                                UNDERLYING          GRANTED TO        OR BASE                        FOR TEN YEAR OPTION TERM
                                 OPTIONS            EMPLOYEES          PRICE        EXPIRATION      --------------------------
          NAME                  GRANTED(#)        IN FISCAL YEAR       ($/SH)          DATE             5%             10%
-------------------------     --------------      --------------      --------      ----------      ----------      ----------
Robert W. Gillespie               65,000(1)             3.0%          $34.250(3)      1/17/06       $1,400,077      $3,548,069
Henry L. Meyer III                25,000(1)             1.1%           34.250(3)      1/17/06          538,491       1,364,642
Gary R. Allen                     25,000(1)             1.1%           34.250(3)      1/17/06          538,491       1,364,642
Roger Noall                       25,000(1)             1.1%           34.250(3)      1/17/06          538,491       1,364,642
K. Brent Somers                   50,000(2)             2.3%           36.625(3)       2/5/06        1,151,663       2,918,541

---------------

(1) These options were granted under the Amended and Restated 1991 Equity Compensation Plan. These options vest one-third each year from the date of grant, resulting in full vesting after three years.

(2) These options were granted under the Amended and Restated 1991 Equity Compensation Plan. 25,000 of these options vest one-third each year from the date of grant. The remaining 25,000 will vest three years from the date of grant.

(3) The exercise price equals the market price of a KeyCorp Common Share on the date of the option grant.

     The options reported in the preceding table (other than those granted to Mr. Somers) were granted on January 17, 1996, at an exercise price equal to the market price of KeyCorp Common Shares on that date, which was $34.25. Based on this stock price, the market value of KeyCorp Common Shares at the end of the ten year option period using 5% and 10% compounded annual returns would be $55.79 and $88.84, respectively.

     Option Exercises and Values. The following table provides information regarding exercises of stock options during the year ended December 31, 1996, by the executive officers named in the Summary Compensation Table, and the value of such officers' unexercised stock options as of December 31, 1996.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                         NUMBER OF SECURITIES
                                                                        UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                                               OPTIONS/             IN-THE-MONEY OPTIONS/
                                           SHARES                         SARS AT FY-END (#)           SARS AT FY-END
                                        ACQUIRED ON        VALUE             EXERCISABLE/               EXERCISABLE/
               NAME                     EXERCISE (#)      REALIZED          UNEXERCISABLE             UNEXERCISABLE(1)
-----------------------------------     ------------      --------      ----------------------      ---------------------
Robert W. Gillespie                        40,000         $888,748              276,000/                 $ 6,773,000/
                                                                                225,000                    4,655,000
Henry L. Meyer III                          8,000          159,750              209,242/                   5,950,173/
                                                                                105,000                    2,200,000
Gary R. Allen                              54,095          307,033               13,402/                     461,902/
                                                                                 65,000                    1,309,000
Roger Noall                                     0                0              100,000/                   2,196,250/
                                                                                105,000                    2,200,000
K. Brent Somers                                 0                0                    0/                           0/
                                                                                 50,000                      731,250

---------------

(1) Based on a December 31, 1996 mean between high and low prices for KeyCorp Common Shares which equaled $51.25.

     Long Term Incentive Compensation. During 1996, KeyCorp's Compensation and Organization Committee selected participants in the KeyCorp Long Term Cash Incentive Compensation Plan for the 1996-1998 three-year compensation period. Messrs. Gillespie, Allen, Meyer, Noall, and Somers were included as participants. The Committee has determined objective criteria by which KeyCorp's financial performance should be judged and distributions under the Plan should be made. These criteria were based on the Committee's judgment of a range of return on common equity that would warrant satisfactory to excellent results for KeyCorp for the compensation period. Based on KeyCorp's 1996 job grade market points (i.e., average salaries for executives in the marketplace in similar positions) upon which payments under the Plan will be based (which may change by the time the awards are actually determined), the officers in the Summary Compensation Table would be eligible to receive the following payments for the compensation periods indicated.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                      ESTIMATED FUTURE PAYOUTS UNDER
                                                                       NON-STOCK PRICE-BASED PLANS
                                           PERFORMANCE         --------------------------------------------
               NAME                          PERIOD            THRESHOLD(2)        TARGET          MAXIMUM
-----------------------------------        -----------         ----------         --------         --------
Robert W. Gillespie                         1996-1998           $ 62,550          $250,200         $578,588
Henry L. Meyer III                          1996-1998             31,766           127,063          293,832
Gary R. Allen                               1996-1998             26,563           106,250          245,703
Roger Noall                                 1996-1998(1)          10,330            41,319           95,551
K. Brent Somers                             1996-1998             26,563           106,250          245,703

---------------

(1) Mr. Noall ceased to be a participant in the KeyCorp Long Term Cash Incentive Compensation Plan at February 28, 1997. As a result, his award under this plan for the 1996-1998 compensation period will be prorated based on the 14 months of the compensation period that he was a participant in the KeyCorp Long Term Cash Incentive Compensation Plan.

(2) If the threshold is not met, no payouts will be made.

     These executives, with the exception of Mr. Somers, are also participants in the KeyCorp Long Term Cash Incentive Compensation Plan for the 1994-1996 and the 1995-1997 compensation periods. Payouts under the 1994-1996 compensation period are reflected in the Summary Compensation Table on page 23 of this Proxy Statement under the heading "Long-Term Incentive Payouts."

     Pension Plan. KeyCorp's pension plan was revised effective January 1, 1995. Substantially all officers and employees of KeyCorp and participating subsidiaries are participants in the KeyCorp Cash Balance Pension Plan (the "Pension Plan"). Certain officers, including all executives named in the Summary Compensation Table on page 23 of this Proxy Statement, also participate in related supplemental and excess retirement plans. The Pension Plan is a cash balance plan that provides a pension based upon a hypothetical account balance maintained for the participant to which accruals are made equal to a percentage of the participant's compensation and to which interest is credited.

     Certain officers have the option of electing grandfathered benefits under the Pension Plan, which benefits are based upon years of participation in the Pension Plan and average annual compensation for either the five highest consecutive years during the last ten years of employment for former Society employees or the three highest consecutive years during the last five years of employment for former Old Key employees. All executives named in the Summary Compensation Table have elected to receive grandfathered benefits. The following table sets forth the estimated maximum annual benefits payable under the Pension Plan to participants who (1) have elected grandfathered benefits under the Pension Plan and are participants in a supplemental retirement plan, (2) attained the Social Security retirement age on December 31, 1996, and (3) elect to receive a straight lifetime annuity.

                                  ESTIMATED ANNUAL RETIREMENT BENEFITS
  AVERAGE                        WITH INDICATED YEARS OF PARTICIPATION
   FINAL         ----------------------------------------------------------------------
COMPENSATION         15             20             25             30             35
------------     ----------     ----------     ----------     ----------     ----------
 $  400,000      $  220,000     $  260,000     $  300,000     $  300,000     $  300,000
    500,000         275,000        325,000        375,000        375,000        375,000
    600,000         330,000        390,000        450,000        450,000        450,000
    700,000         385,000        455,000        525,000        525,000        525,000
    800,000         440,000        520,000        600,000        600,000        600,000
    900,000         495,000        585,000        675,000        675,000        675,000
  1,000,000         550,000        650,000        750,000        750,000        750,000
  1,200,000         660,000        780,000        900,000        900,000        900,000
  1,400,000         770,000        910,000      1,050,000      1,050,000      1,050,000
  1,600,000         880,000      1,040,000      1,200,000      1,200,000      1,200,000
  1,800,000         990,000      1,170,000      1,350,000      1,350,000      1,350,000
  2,000,000       1,100,000      1,300,000      1,500,000      1,500,000      1,500,000
  2,400,000       1,320,000      1,560,000      1,800,000      1,800,000      1,800,000
  2,600,000       1,430,000      1,690,000      1,950,000      1,950,000      1,950,000

     All benefit amounts are subject to the annual pension limitations imposed by the Internal Revenue Code for qualified plans; however, the extent of any reduction will vary according to the limits existing at the time pension payments commence. Amounts under the Pension Plan reduced by Internal Revenue Code limitation may be paid under an excess benefit retirement plan. The benefits are not subject to any deduction for social security or any other offset.

     Compensation for purposes of computing benefits under the Pension Plan and excess and supplemental plans is total base pay and incentive compensation paid during a calendar year, plus amounts deducted for the 401(k) and flexible benefits plans during such year, but does not include amounts attributable to stock options or receipt of non-cash remuneration that is included in the participant's income for Federal income tax purposes. Compensation for purposes of the Pension Plan and excess and supplemental plans is substantially the same as shown in the Summary Compensation Table after excluding stock options, "all other compensation," and "other annual compensation." Normal retirement age is
65. The Pension Plan requires 5 years of service for vesting. The excess and supplemental plans require 5 years of service for vesting for the former Old Key employees, including Mr. Allen, and 10 years of service and the attainment of age 55 for former Society employees, including Messrs. Gillespie, Meyer, and Noall. Messrs. Gillespie, Allen, Meyer and Noall were credited under the excess and supplemental plans with 27, 23, 23, and 12 years service, respectively, and Mr. Somers with 11 months service at year-end 1996.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, KeyCorp's directors and certain officers are required to report their ownership and changes in ownership of KeyCorp Common Shares to the SEC. The SEC has established certain due dates for these reports. Mr. Gillespie was late in filing a single report in 1996 involving the sale of 200 KeyCorp Common Shares held in a custody account for a minor child. The 200 shares represented a small portion of the total assets held in the account which were converted to mutual funds. Mr. Allen and Bruce E. Tofte, former Executive Vice President of KeyCorp, were also late in filing single reports with Mr. Allen's report consisting of four transactions and Mr. Tofte's report consisting of one transaction. Messrs. Allen and Tofte fully complied with KeyCorp's internal reporting procedures designed to ensure that reports were filed in a timely manner. Nevertheless, KeyCorp's representative in charge of Section 16 compliance inadvertently failed timely to file reports on behalf of Messrs. Allen and Tofte.

                  EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     KeyCorp is a party to employment agreements and change of control agreements with Mr. Gillespie and certain of its other executive officers.

     Employment Agreement With Mr. Gillespie. KeyCorp and Mr. Gillespie are parties to an employment agreement pursuant to which Mr. Gillespie is to be employed by KeyCorp as Chairman of the Board and Chief Executive Officer through May 31, 2000. Under the employment agreement, Mr. Gillespie is to be paid a base salary of not less than $840,000 per year and is entitled to participate in all KeyCorp executive incentive compensation plans including KeyCorp's short and long term incentive compensation plans. The employment agreement provides for an additional two years of compensation and benefits to Mr. Gillespie (through May 31, 2002) if, in 2000, the employment agreement is not mutually extended or a new employment agreement is not entered into.

     Under the employment agreement, Mr. Gillespie may terminate his employment for good reason (and receive post-termination benefits) under certain circumstances whether or not a change of control of KeyCorp occurs. Those circumstances that will constitute good reason under the employment agreement whether or not a change of control occurs include (a) demotion or removal of Mr. Gillespie from either of his executive positions (i.e., Chairman of the Board and Chief Executive Officer); (b) a reduction in Mr. Gillespie's base salary or participation in benefit plans; (c) a good faith determination by Mr. Gillespie that his responsibilities, duties, and authority have been materially reduced from those contemplated by the employment agreement; or (d) relocation of Mr. Gillespie's principal place of employment outside the Cleveland metropolitan area. Those circumstances that will constitute good reason under the employment agreement after a change of control of KeyCorp occurs also include any reduction in Mr. Gillespie's incentive compensation or a good faith determination by Mr. Gillespie that his responsibilities or duties have been materially reduced from their level before the change of control or that he is unable to carry out the responsibilities of his positions as a result of the change of control.

     Under the employment agreement, if Mr. Gillespie's employment with KeyCorp is terminated before his 65th birthday for any reason other than voluntary resignation by Mr. Gillespie (without good reason) before May, 2000, or termination by KeyCorp for cause, and Mr. Gillespie (or his estate or designated beneficiary) is entitled to receive retirement benefits under any KeyCorp retirement plan after March 26, 1999 (Mr. Gillespie's 55th birthday), KeyCorp will pay a supplemental retirement benefit in an amount sufficient to provide Mr. Gillespie the same aggregate benefit that he would have received if he had continued in the employ of KeyCorp through his 65th birthday (by eliminating any reduction because he started receiving benefits before his 65th birthday and giving him credit for additional years of service for the period after his termination date and before his 65th birthday). Under the employment agreement, KeyCorp will have "cause" to terminate Mr. Gillespie's employment before a change of control if he commits a felony, acts dishonestly in a way that is materially inimical to the best interests of KeyCorp, competes with KeyCorp, or totally abandons his duties and responsibilities. KeyCorp will have "cause" to terminate Mr. Gillespie's employment after a change of control if he is convicted of a felony, acts dishonestly and feloniously in a way that is materially inimical to the best interests of KeyCorp, or competes with KeyCorp.

     If a change of control occurs while Mr. Gillespie is employed under the employment agreement and an exercise by him of the right referred to in this paragraph would not conflict with the treatment for accounting purposes of any transaction entered into in connection with the change of control as a pooling of interests, Mr. Gillespie will be entitled to surrender his rights in any outstanding KeyCorp stock options (whether or not then exercisable) in return for a payment equal to the spread on those options.

     If any amount of compensation otherwise payable to Mr. Gillespie as earned would not be deductible by KeyCorp by reason of the disallowance rules of
Section 162(m) of the Internal Revenue Code (which rules generally disallow deductions for certain compensation paid to any of certain "covered employees" of a publicly held corporation in excess of $1,000,000 per year), but would be deductible if it were deferred until a later year, that amount of compensation will be so deferred until the earlier of the first date on which the compensation can be paid without disallowance of the deduction to KeyCorp or April 15 of the year immediately following the year in which Mr. Gillespie ceases to be a covered employee of KeyCorp. Upon payment of any such deferred amounts of compensation, KeyCorp will pay to Mr. Gillespie an additional amount for interest on the deferred amounts.

     Under the employment agreement, Mr. Gillespie is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been a director or officer of KeyCorp or any related entity; to payment of certain legal fees incurred in enforcing his rights under his employment agreement; to ancillary benefits incident to the performance of his duties under that agreement; and to a special supplemental death benefit if he dies while employed by KeyCorp and he is survived by his wife. The special supplemental death benefit, if payable, would consist of monthly installments to Mr. Gillespie's wife (or to her estate), through the 15th anniversary of Mr. Gillespie's death. Each monthly payment would be in an amount that, when added to the monthly survivor benefits, if any, payable to Mr. Gillespie's wife under all KeyCorp retirement plans, equals one third of Mr. Gillespie's monthly compensation (base salary and incentive compensation). The employment agreement also provides that if Mr. Gillespie's employment is terminated for any reason other than cause, voluntary resignation before May, 2000, death, or disability, KeyCorp is to provide to Mr. Gillespie a furnished office, amenities, and secretarial support, appropriate to his status as a former Chairman of the Board and Chief Executive Officer, through May 31, 2007.

     Regulations Provision Regarding Positions To Be Held by Mr. Gillespie. KeyCorp's current Regulations provide in part that Mr. Gillespie may not be removed by action of the Board of Directors from any office held by him except by the affirmative vote of three-quarters of the entire authorized Board of Directors and that any such removal shall be without prejudice to his contract rights. If KeyCorp's shareholders approve the amendment and restatement of KeyCorp's Regulations as proposed under Issue Three above (see pages 11 to 16 of this Proxy Statement), this provision would be modified to allow the removal of the most senior officer of KeyCorp by majority vote of the entire authorized Board of Directors without prejudice to such officer's contract rights.

     Events Constituting a Change of Control. Under the employment agreement with Mr. Gillespie as well as under the change of control agreements with certain other executive officers that are described below, a change of control will be deemed to have occurred (a) if KeyCorp merges with another corporation and either (i) KeyCorp shareholders receive less than 65 percent of the outstanding voting securities of the surviving corporation or
(ii) directors of KeyCorp cease to constitute at least 51% of the directors of the surviving corporation; (b) a person becomes the beneficial owner of 35% or more of KeyCorp's outstanding stock or files a report disclosing the acquisition of that amount of such stock; (c) there is sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of KeyCorp, or (d), without the prior approval of the Board of Directors of KeyCorp, an announcement is made of an intention to engage in a transaction that, if consummated, would result in a "change event," or to solicit proxies in connection with a proposal that is not approved or recommended by the Board of Directors or to engage in an election contest relating to the election of directors of KeyCorp and at any time within 24 months after the announcement, individuals who constituted the directors of KeyCorp when the announcement was made (the "incumbent directors") cease to constitute at least a majority thereof unless both all new directors have been approved by at least 2/3 of the incumbent directors in office at the time of nomination of each new director and the incumbent directors determine that the change in composition of the Board that results in incumbent directors no longer being a majority of the Board was not attributable to any change event. For these purposes, a "change event" includes the making of a tender offer for 25% or more of the outstanding voting stock of KeyCorp, any person becoming the beneficial owner of 25% or more of the outstanding voting stock of KeyCorp, or the filing of any report disclosing the acquisition of 25% or more of the outstanding voting stock of KeyCorp; a merger of KeyCorp with another corporation in a transaction that results in less than 50% of the outstanding voting securities of the surviving corporation having been issued in exchange for voting securities of KeyCorp or less than 51% of the directors of the surviving corporation being individuals who were directors of KeyCorp immediately before the transaction; or a sale or other transfer (in one transaction or in a series of related transactions) of all or substantially all the assets of KeyCorp.

     Amended Employment Agreement With Mr. Allen. KeyCorp and Mr. Allen are parties to a preexisting employment agreement that was amended in anticipation of the Merger. In general, as amended, the employment agreement provides for the employment of Mr. Allen through June 30, 1998. If Mr. Allen's employment is terminated by KeyCorp without cause at any time before June 30, 1998, Mr. Allen will be entitled to receive all payment and benefits (including retirement benefits) to which he would have been entitled had he continued to perform services under the employment agreement through June 30, 1998. For purposes of Mr. Allen's amended employment agreement, "cause" includes a material breach of the agreement by Mr. Allen, misconduct as an executive of KeyCorp, unreasonable neglect or refusal to perform assigned duties, conviction of a crime involving moral turpitude, adjudication as a bankrupt, failure to follow reasonable instructions of superior executive officers, or imposition by a bank regulatory agency of a final order of suspension or removal for improper conduct.

     Employment Agreement With Mr. Noall. KeyCorp and Mr. Noall are parties to an employment agreement pursuant to which (a) Mr. Noall was employed by KeyCorp as its Chief Administrative Officer through February 28, 1997 and (b) Mr. Noall's status as an employee of KeyCorp is to be continued through February 29, 2000 (the end of the "Supplemental Term") with such duties and responsibilities as KeyCorp and he may mutually agree. During the Supplemental Term KeyCorp will pay to Mr. Noall compensation at a rate equal to the sum of his base salary (at the end of the Scheduled Term) and his average annual incentive compensation (the average of his two highest years of short-term incentive compensation and the average of his two highest years of the long-term incentive compensation, in both cases during the five calendar year period preceding the end of the Scheduled Term). If Mr. Noall dies during Supplemental Term, the compensation that would otherwise have been payable to him during the Supplemental Term is to be paid to his estate or to a beneficiary designated by him.

     The employment agreement provides that following any termination of Mr. Noall's employment, KeyCorp will provide a supplemental retirement benefit to Mr. Noall so that he will receive, in the aggregate, the amounts of retirement benefits to which he would have been entitled under all KeyCorp retirement plans if his employment with Society had commenced on June 20, 1973. If a change of control occurs while Mr. Noall is employed under the employment agreement and an exercise by him of the right referred to in this sentence would not conflict with the treatment for accounting purposes of any transaction entered into in connection with the change of control as a pooling of interests, Mr. Noall will be entitled to surrender his rights in any outstanding KeyCorp stock options (whether or not then exercisable) that have been outstanding for at least six months, in return for a payment equal to the spread on those options.

     New Change of Control Agreements. During 1996, KeyCorp entered into new change of control agreements with each of its executive officers other than Mr. Gillespie (including Messrs. Allen, Meyer, and Somers) which provide that if, at any time within two years after the occurrence of a change of control, the officer's employment is terminated by KeyCorp (except for cause) or the officer terminates employment because the officer's base salary is reduced or relocation is made a condition of the officer's employment, KeyCorp will pay to the officer a lump sum severance benefit equal to two and one half years' compensation (base salary and average annual incentive compensation) and will pay the cost of continuing health benefits until the earlier of the expiration of the continuation period required by Federal law or the date the officer secures other employment. Each new change of control agreement also provides a three-month window period, commencing 15 months after the date of a change of control, during which the officer may voluntarily resign and receive a lump sum severance benefit equal to one and one half years' compensation (base salary and average annual incentive compensation) if, at any time before the executive's resignation, (a) the executive determines in good faith that the executive's position, responsibilities, duties, or status with KeyCorp are materially less than or reduced from those in effect before the change of control or that the executive's reporting relationships with superior executive officers have been materially changed from those in effect before the change of control, (b) the executive is excluded from full participation in any incentive compensation plan or stock option, stock appreciation, or similar equity based plan in which similarly situated KeyCorp executives generally participate, or (c) the headquarters that was the executive's principal place of employment before the change of control (whether KeyCorp's headquarters or a regional headquarters) is relocated to a site outside of the greater metropolitan area in which that headquarters was located before the change of control. For purposes of the new change in control agreements, "cause" includes conviction of a felony, dishonesty in the course of employment that constitutes a felony and is inimical to the best interest of KeyCorp or a subsidiary, imposition by a bank regulatory agency of a final order of suspension or removal, or competing with KeyCorp.

     Section 280G Excise Tax on Payments. In general, the employment, severance, and change of control agreements to which KeyCorp is a party provide for a tax gross-up if any payment exceeds the Section 280G limits so that the officer will receive the same after-tax payment as would have been the case if Section 280G did not apply.

                    COMPENSATION AND ORGANIZATION COMMITTEE
                    AND EQUITY BASED COMPENSATION COMMITTEE
                     JOINT REPORT ON EXECUTIVE COMPENSATION

     KeyCorp's Board of Directors has delegated to its Compensation and Organization Committee ("C&O Committee") and its Equity Based Compensation Committee ("EBC Committee") (jointly referred to herein as "the Committees") responsibility for executive compensation. The EBC Committee has responsibility for equity based compensation and compensation plans with an equity based component, and also plans under which "qualified performance-based compensation" is to be paid (compensation that is to be excluded from the restrictions of tax deductibility under Section 162(m) of the Internal Revenue Code). The C&O Committee has responsibility for all other forms of executive compensation.

     In designing KeyCorp's executive compensation program, KeyCorp and the Committees concluded that the program should:

     - Operate as a primary motivator in driving executive decisions and activities to enhance shareholder value.

     - Pay total compensation that is commensurate with KeyCorp's performance as compared with other comparable financial institutions.

     - Promote a strong pay for performance culture by ensuring that highly competitive compensation is conditioned on the attainment of challenging objectives.

     - Permit KeyCorp to attract, retain, and motivate the best available executive talent.

     - Encourage substantial share ownership by executives.

     The executive compensation program -- including the establishment of job grades, salary ranges, and market points (the approximate average salary for executives in similar jobs in the marketplace), and the assignment of senior executives to job grades based upon their executive responsibilities -- was designed and implemented with the aid of an independent outside executive compensation consultant.

     Under the compensation program adopted by KeyCorp and the Committees, executive positions are compensated (on a total compensation basis) by comparison with comparable positions in peer bank holding companies. The Committees each year identify the companies to be included in the peer group. The peer group includes bank holding companies that, in the Committees' judgment, have similar characteristics as KeyCorp. The 1996 peer group included bank holding companies with assets ranging from approximately $30 billion to $230 billion as of the beginning of 1996. All of the companies in the peer group were included in the KBW 50 Index (which is used in the stock price performance graph on page 37 of this Proxy Statement).

     Adjustments to an individual executive's salary are considered annually using competitive market comparisons and considering the executive's contribution to KeyCorp's success and accomplishment of individual and unit goals. Incentive compensation amounts are determined as described in more detail below.

     The Committees have determined that KeyCorp will be better able to attract, retain and motivate executives to achieve superior financial performance if a relatively large portion of senior executive compensation is "at risk," i.e., subject to incentive compensation plans. Thus, KeyCorp's compensation for senior executives is designed in a manner whereby KeyCorp's senior executives will receive less total compensation than that of senior executives of peer companies in periods when KeyCorp's performance is poorer than performance of peer companies and receive superior total compensation when performance is superior to the performance of such companies.

     Under KeyCorp's short term incentive compensation plan, after the close of the year the C&O Committee establishes a percentage of the target pool to be paid out as short term incentive compensation (a range of 0% to 200% of the target pool). The target pool is the sum of individual incentive targets. Individual targets range from 10% to 50% of the individual's market point. Individual payouts can range from zero to the greater of (a) 200% of the individual's incentive target or (b) 150% of the target pool percentage times the individual's incentive target. In evaluating corporate performance for purposes of setting the percentage of the target pool to be paid out, the C&O Committee evaluates KeyCorp's performance as compared with its profit plan for the year and evaluates financial results (generally, return on average common equity and return on average assets) as compared with companies in the peer group. The C&O Committee also considers such financial performance over a number of years versus performance by the companies in the peer group. In addition to evaluation of KeyCorp's financial performance, the C&O Committee considers certain non-financial factors as well, including KeyCorp's strategic direction. In establishing the percentage of the target pool to be paid, the C&O Committee gives most weight to financial results.

     During 1996, KeyCorp took one-time charges relating to (1) a $17.5 million government mandated fee to recapitalize the Savings Association Insurance Fund and (2) a $100 million reserve for restructuring in order to accelerate certain strategic actions designed to complete KeyCorp's transformation to a nationwide financial services company. Excluding these charges, earnings per share exceeded KeyCorp's profit plan for 1996. (These one-time charges are covered in detail on page 23 of the Financial Review section of KeyCorp's 1996 Annual Report.) Also excluding these charges, for 1996, KeyCorp ranked in the middle third of the peer group in return on average common equity and return on average assets. In the C&O Committee's judgment, KeyCorp has achieved consistency of satisfactory financial performance over a number of years. The C&O Committee also considered the strategic initiatives undertaken by KeyCorp's management, including First Choice 2000 (which is designed to enhance the revenue growth of KeyCorp) and Resource 2000 (which is KeyCorp's expense reduction initiative). The C&O Committee is satisfied with these strategic initiatives and notes the favorable market reaction to them. The C&O Committee was satisfied with the overall performance of the senior executives during 1996. The C&O Committee determined that the short term incentive compensation pool for 1996 would be 110% of the target pool. Individual awards were paid or credited in the first quarter of 1997 among participants in the short term plan based upon individual and group contributions to the financial and other results of KeyCorp for the year.

     Under KeyCorp's long term incentive compensation plan, the C&O Committee establishes objective criteria by which KeyCorp's financial performance should be judged for each three year cycle. The criteria are based on the C&O Committee's judgment of a return on average common equity that will warrant satisfactory to excellent results for the three year period. For the three year period 1996-1998, the established criteria could result in a payout that ranges from zero to 250% of target. The maximum amount for the 1996-1998 performance period will be earned if return on average common equity for such three year period, after adjustments which the C&O Committee deems to be appropriate, equals or exceeds 20%. An individual executive's target is either 20%, 25%, or 30% of the executive's market point.

     Under the criteria established for the three year period 1994-1996, the payout could range from zero to 233.25% of target. The average return on common equity for this three year period was 17.32%. This resulted in a payout of 168% of target. The awards were paid or credited to participating executives in the first quarter of 1997.

     The Committees believe that senior executives will be motivated, and their financial interests will be aligned with those of common shareholders, if stock options are awarded to senior executives. The EBC Committee determines the stock option policies and makes the actual grants of options. In general, the number of options granted to an executive is based on the executive's job grade. Prior to 1996, with limited exceptions, the same number of options were granted to all executives in the same job grade. Except in the case of the Chief Executive Officer and senior officers reporting directly to the Chief Executive Officer (for these executives the Committee determined that a set number of options should be granted to motivate and reward these executives as a group), the approach to determining the number of options granted was changed for 1996 and thereafter. For options granted in 1996 the Committee continued to use job grades as a basis for the number of options to be granted, but established a threshold, targeted, and maximum number of options for each job grade. The Committee felt that this change in the number of options that may be granted provides valuable flexibility, as, within the confines of the threshold and maximum number of options for the job grade, the actual grants are based on the executive's contributions and/or anticipated contributions to the long-term financial and other results of KeyCorp. The aggregate number and vesting terms of options may vary depending on the EBC Committee's judgment of the best form of long-term motivation appropriate under the particular circumstances. In most instances prior to 1996, options vested one year from the date of the grant. The EBC Committee determined that for options granted in 1996 and thereafter, the general policy would be to grant options that vest one-third each year from the date of the grant, resulting in full vesting after three years. Management felt, and the EBC Committee concurred, that this vesting schedule would aid in retaining executives, would result in options being held for a longer period of time, and would be more cost effective. In determining stock options grants, the EBC Committee does not feel it relevant and does not take into account options previously awarded to the executive (whether or not the options remain outstanding).

     During 1996, 618 executives of KeyCorp were awarded options covering 2,065,000 KeyCorp Common Shares. In addition, beginning in 1996, KeyCorp adopted a program whereby stock options can be granted to those employees in lower positions identified as exceptional high performers and/or the future leaders of the organization. Under this program, in 1996, 255 of these employees received options covering a total of 136,700 KeyCorp Common Shares.

     In all instances the option price was 100% of the market price of the stock at the time the option was granted.

     In order to facilitate estate planning by senior executives, in 1996 the EBC Committee determined that certain nonqualified stock options granted to senior executives would be transferable by the executive to family members or trusts for family members. No senior executive may transfer options to a family member or a trust for a family member unless the executive is in compliance with KeyCorp's stock ownership guidelines.

     In 1996, KeyCorp established stock ownership guidelines for its senior executives which specify that KeyCorp's Chief Executive Officer should own KeyCorp Common Shares with a value equal to at least three times his annual salary, senior executives on KeyCorp's Management Committee (included among which in 1996 were Messrs. Allen, Meyer, Noall and Somers) should own KeyCorp Common Shares with a value equal to at least two times their salary, and all other senior executives participating in KeyCorp's long term incentive compensation plan should own KeyCorp Common Shares with a value at least equal to their salary. Newly hired executives and executives whose stock ownership did not meet the guidelines at the time established have a reasonable period of time to achieve the levels of ownership set forth in the guidelines. For purposes of these guidelines, Common Shares includes shares actually owned by the executives as well as phantom shares owned under KeyCorp's Excess 401(k) Savings Plan and Deferred Compensation Plan. As of December 31, 1996, the executives owned, in the aggregate, approximately 236% of the shares required by the guidelines.

     Salary adjustments for senior executives of KeyCorp, the short term and long term incentive compensation payments to such executives, and the grant of stock options are based upon the above methodology. In the case of executives with employment contracts, the same methodology is applied subject to complying with salary minimums specified in such contracts. In the case of executives other than Mr. Gillespie, the Committees also solicited from Mr. Gillespie an evaluation of such executive's performance and a compensation recommendation, which evaluation and recommendation are additional factors considered by the Committees, in their sole discretion, in applying the above methodology.

     Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking an income tax deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers. Certain performance-based compensation is specifically exempt from the limit upon deductibility. (For example, any compensation derived from the exercise of stock options under employee stock option plans of KeyCorp is exempt from this limit.) KeyCorp's short term and long term incentive compensation plans provide that the C&O Committee, in its sole discretion, has the authority to require deferral of payment of all or a portion of awards under any such plan if the C&O Committee determines that KeyCorp would be denied a deduction for federal income tax purposes for such award or the portion thereof.

     Mr. Gillespie is subject to an employment agreement with KeyCorp (see pages 28-29 of this Proxy Statement). As of April 1, 1996, the C&O Committee established Mr. Gillespie's base salary at $840,000 per annum. Under the short term incentive compensation plan, Mr. Gillespie's award for 1996 was $520,000. The Committee, in determining Mr. Gillespie's award, took into account the same factors as discussed above in connection with short term incentive compensation awards paid to other senior executives and, in addition, considered Mr. Gillespie's leadership in defining the strategy and direction of KeyCorp. The Committee also considered information on total compensation earned by chief executive officers of peer companies. As in the case of other senior executives, Mr. Gillespie is a participant in KeyCorp's long term incentive compensation plan for the three year periods 1994-1996, 1995-1997 and 1996-1998. For the three year period 1994-1996 his award under the plan was $378,909 (see page 23 of this Proxy Statement).

     In determining Mr. Gillespie's base salary and total compensation, the Committees reviewed and took into consideration the base salaries and total compensation paid to chief executive officers of peer companies as well as the performance of KeyCorp as compared with performance of peer companies and performance of KeyCorp compared with KeyCorp's plans and strategies.

Compensation and Organization Committee   Equity Based Compensation Committee
Board of Directors                        Board of Directors
KeyCorp                                   KeyCorp
     Albert C. Bersticker                      Albert C. Bersticker
     Thomas A. Commes                          Thomas A. Commes
     Kenneth M. Curtis                         Lucie J. Fjeldstad
     Lucie J. Fjeldstad                        Stephen R. Hardis (Chair)
     Stephen R. Hardis (Chair)                 Douglas J. McGregor
     Douglas J. McGregor

                        KEYCORP STOCK PRICE PERFORMANCE

     The following graph compares the stock price performance of KeyCorp's Common Shares (assuming reinvestment of dividends) with that of the Standard & Poor's 500 Index and the KBW 50 Index. The Standard & Poor's 500 Index is an index of 500 stocks designed to measure the performance of the broad domestic economy. The KBW 50 Index is an index of the stock of fifty banks of the United States, including all money-center and most major regional banks. KeyCorp's stock is included in the KBW 50 Index and in the Standard & Poor's 500 Index.

                  KEYCORP STOCK PERFORMANCE GRAPH* (1991-1996)

                         AVERAGE ANNUAL TOTAL RETURNS

                              KeyCorp         20%
                              KBW             24%
                              S&P 500         15%


        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)               KEYCORP             KBW 50              S&P 500
12/31/91                                           100                 100                 100
                                                   112                 107                  97
6/30/92                                            120                 113                  99
                                                   117                 110                 102
12/31/92                                           134                 127                 108
                                                   146                 137                 112
6/30/93                                            149                 136                 113
                                                   137                 141                 116
12/31/93                                           129                 134                 118
                                                   131                 132                 114
6/30/94                                            141                 142                 114
                                                   136                 139                 120
12/31/94                                           113                 128                 120
                                                   129                 145                 132
6/30/95                                            145                 185                 144
                                                   160                 192                 157
12/31/95                                           171                 204                 165
                                                   184                 226                 174
6/30/96                                            186                 227                 182
                                                   214                 255                 187
12/31/96                                           247                 289                 203

    * This stock price performance is not necessarily indicative of future price performance. The stock price performance in the graph above for the period prior to March 1, 1994 is for Society.

                    SHARE OWNERSHIP AND PHANTOM STOCK UNITS

     Five Percent Beneficial Ownership. To the best of KeyCorp's knowledge, no person beneficially owns more than 5% of the outstanding KeyCorp Common Shares.

     Beneficial Ownership of Common Shares and Investment in Phantom Stock Units. The following table lists current directors of and nominees for director of KeyCorp, the executive officers included in the Summary Compensation Table, and all directors, nominees, and executive officers of KeyCorp as a group. The table sets forth, as of January 31, 1997, certain information with respect to
(1) the amount and nature of beneficial ownership of KeyCorp Common Shares, (2) the number of phantom stock units, if any, and (3) total phantom stock units and beneficial ownership of KeyCorp Common Shares for such current directors, nominees for director, and executive officers.

                                                                                               TOTAL PHANTOM
                                 AMOUNT AND NATURE OF      PERCENT OF         PHANTOM         STOCK UNITS AND
                                 BENEFICIAL OWNERSHIP     COMMON SHARES        STOCK        BENEFICIAL OWNERSHIP
             NAME                  OF COMMON SHARES       OUTSTANDING(4)     UNITS(5)         OF COMMON SHARES
-------------------------------  --------------------     -------------     -----------     --------------------
Gary R. Allen..................           74,916(1)(2)                          1,806                76,722
Cecil D. Andrus................            4,500(2)                                 0                 4,500
William G. Bares...............           12,900(2)                             5,373                18,273
Albert C. Bersticker...........           12,500(2)                             2,203                14,703
Dr. Carol A. Cartwright........               83                                    0                    83
Thomas A. Commes...............           20,500(2)                                 0                20,500
Kenneth M. Curtis..............            4,705(2)                                 0                 4,705
John C. Dimmer.................          446,853(2)                                 0               446,853
Lucie J. Fjeldstad.............           27,007(2)                                 0                27,007
Robert W. Gillespie............          449,357(1)(2)                         21,585               470,942
Stephen R. Hardis..............           20,500(2)                            37,539                58,039
Henry S. Hemingway.............           90,897(2)(3)                              0                90,897
Charles R. Hogan...............          166,071(2)                                 0               166,071
Douglas J. McGregor............            4,294(2)                             2,165                 6,459
Henry L. Meyer III.............          267,524(1)(2)                          8,833               276,357
Steven A. Minter...............           12,279(2)                             8,279                20,558
M. Thomas Moore................           12,500(2)                             4,425                16,925
Roger Noall....................          184,946(1)(2)                         10,007               194,953
Richard W. Pogue...............           27,500(2)                                 0                27,500
K. Brent Somers................           18,668(1)(2)                              0                18,668
Ronald B. Stafford.............           46,341(2)                                 0                46,341
Dennis W. Sullivan.............           11,700(2)                            19,365                31,065
Peter G. Ten Eyck, II..........           47,413(2)                                 0                47,413
Nancy B. Veeder................           45,592(2)                                 0                45,592
All directors, nominees and
  executive officers as a group
  (31).........................        2,291,047               1.0%           128,921             2,419,968

---------------

(1) With respect to KeyCorp Common Shares beneficially held by these individuals or other executive officers under the KeyCorp 401(k) Savings Plan, the shares included are as of December 31, 1996.

(2) Includes options vested as of April 1, 1997. The directors, nominees, and executive officers listed above hold options as follows: Mr.
    Allen -- 41,735; Mr. Andrus -- 3,500; Mr. Bares -- 10,500; Mr.
    Bersticker -- 10,500; Dr. Cartwright -- 0; Mr. Commes -- 10,500; Mr. Curtis -- 3,500; Mr. Dimmer -- 15,018; Ms. Fjeldstad -- 26,766; Mr.
    Gillespie -- 337,667; Mr. Hardis -- 10,500; Mr. Hemingway -- 19,536; Mr.
    Hogan -- 15,018; Mr. McGregor -- 3,500; Mr. Meyer -- 216,334; Mr.
    Minter -- 10,500; Mr. Moore -- 10,500; Mr. Noall -- 128,334; Mr.
    Pogue -- 10,500; Mr. Somers -- 16,668; Mr. Stafford -- 40,320; Mr.
    Sullivan -- 10,500; Mr. Ten Eyck -- 40,320; Ms. Veeder -- 8,018; all directors, nominees, and executive officers as a group -- 1,243,180.

(3) Certain of these KeyCorp Common Shares are held in trusts over which Mr. Hemingway, as a co-trustee, has shared power to vote and dispose of such Common Shares.

(4) No director or executive officer beneficially owns more than 1% of the total of outstanding KeyCorp Common Shares plus options vested as of April 1, 1997.

(5) Investments in phantom stock units by directors are made pursuant to the KeyCorp Director Deferred Compensation Plan, whereby directors may defer payment of all or a portion of their directors fees into a Common Share Account consisting of "phantom stock units." On a quarterly basis, the Common Share Account is credited with an additional number of phantom stock units equal to the number of Common Shares that could be purchased at market value with the sum of the director's deferred fees for the quarter, plus the amount of quarterly dividends on the phantom stock units in the Common Share Account during the quarter as if such phantom stock units were Common Shares. The Common Share Account is distributed only in cash (and never in Common Shares) and, at the time of distribution, each phantom stock unit is paid based on the market value of a Common Share at the end of the preceding calendar quarter. Investments in phantom stock units by executive officers are made pursuant to KeyCorp's Excess 401(k) Savings Plan (the "Supplemental Plan"), an excess benefit plan established by KeyCorp. Under the Supplemental Plan, a "phantom stock" account is established for each participant and credited with the amount of matching employer and profit sharing contributions that cannot be credited to the participant's account in the KeyCorp 401(k) Savings Plan (the "401(k) Plan") because of Internal Revenue Code limitations. In addition, each participant's phantom stock account is credited with dividends and other earnings as if it were invested in the Corporation Stock Fund of the 401(k) Plan. Though contributions to a participant's phantom stock account are treated as if they were invested in KeyCorp's Common Shares, a participant's account balance may be paid only in cash (and never in Common Shares). Because no Common Shares are actually issued in connection with the Director Deferred Compensation Plan or the Supplemental Plan (i.e. they are "phantom stock" plans), directors and executive officers participating in these plans do not have any voting rights or investment power with respect to or on account of the phantom stock units, and the phantom stock units do not result in the directors or executive officers having beneficial ownership of the Common Shares.

                           1998 SHAREHOLDER PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for next year's Annual Meeting of Shareholders is December 9, 1997.

                                    GENERAL

     The Board of Directors knows of no other matters which will be presented at the meeting. However, if other matters properly come before the meeting or any adjournment, the person or persons voting the proxy cards will vote them in accordance with their best judgment on such matters.

     Certain rules promulgated by the SEC governing proxy disclosure specify the circumstances under which KeyCorp is required to include in its proxy statement a shareholder proposal, including the requirement for timely submission of the proposal to KeyCorp by the shareholder. If a shareholder desires to bring a proposal before the Annual Meeting of Shareholders which has not been included in KeyCorp's proxy statement, the shareholder must strictly comply with the applicable notice and procedural requirements set forth in KeyCorp's Regulations. A copy of the Regulations is available to any shareholder, without charge, upon request to the Secretary of KeyCorp. Pursuant to KeyCorp's current Regulations, a shareholder must notify KeyCorp not less than 60 nor more than 90 days prior to the meeting of any business the shareholder proposes to bring before the meeting for a shareholder vote. These provisions of the Regulations govern proper submission of items to be put to a shareholder vote and do not preclude discussion by any shareholder of any business properly brought before the meeting. The Amended and Restated Regulations proposed for adoption by the shareholders in Issue Three of this Proxy Statement (see pages 11 to 16) will not materially change this procedure.

     Shareholders may only nominate a person for election as a director of KeyCorp at a meeting of shareholders if the nominating shareholder has strictly complied with the applicable notice and procedural requirements set forth in KeyCorp's Regulations, including, without limitation, timely providing to the Secretary of KeyCorp the requisite notice of the proposed nominee(s) containing all the information specified by the Regulations. KeyCorp will provide to any shareholder, without charge, a copy of the applicable procedures governing nomination of directors set forth in KeyCorp's Regulations upon request to the Secretary of KeyCorp.

     KeyCorp will bear the expense of preparing, printing, and mailing this Proxy Statement. In addition to solicitation by mail, officers and regular employees of KeyCorp and its subsidiaries may solicit the return of proxies. KeyCorp has engaged the services of Morrow & Co., Inc. to assist in the solicitation of proxies at an anticipated cost of $40,000 plus expenses. KeyCorp will request brokers, banks, and other custodians, nominees, and fiduciaries to send proxy material to beneficial owners and will, upon request, reimburse them for their expense in so doing.

     You are urged to complete, date, sign, and return your proxy card promptly in order to make certain your shares are voted at the meeting. KeyCorp Common Shares represented by properly executed proxy cards will be voted in accordance with any specification made thereon and, if no specification is made, will be voted for the election as directors of the nominees named herein (Issue One of this Proxy Statement), for the proposed amendments to KeyCorp's Regulations (Issues Two and Three of this Proxy Statement), against all shareholder proposals (Issues Four and Five of this Proxy Statement), and in favor of ratifying the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1997 (Issue Six of this Proxy Statement). Unless a broker's authority to vote on a particular matter is limited, abstentions and broker non-votes are counted in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal, as each abstention or broker non-vote would be one less vote in favor of a proposal. You may revoke your proxy by a later proxy received by, or by giving notice to, KeyCorp, or in open meeting, without affecting any vote previously taken. However, your mere presence at the meeting will not operate to revoke your proxy.

                                                                      APPENDIX A

     The proposed amendment will delete the first sentence of the second paragraph and the first clause of the first sentence of the third paragraph of
Article II, Section 1 of KeyCorp's Regulations, which currently read as follows:

          At the Effective Time (as defined in Section 2 of Article IV of these Regulations), the number of directors of the Corporation shall be 22, divided into three classes as follows: one class of seven directors whose term will expire at the next annual meeting of shareholders occurring after the Effective Time, one class of seven directors whose term will expire at the second annual meeting of shareholders occurring after the Effective Time, and one class of eight directors whose term will expire at the third annual meeting of shareholders occurring after the Effective Time . . .

          The Board of Directors or the shareholders may from time to time fix or change the size of the Board of Directors to a total number of no fewer than 20 directors and no more than 24 directors; . . . .

     These provisions will be replaced by adding the following sentences at the beginning of the third paragraph of Article II, Section 1 of KeyCorp's Regulations:*

          As of the conclusion of the 1997 annual meeting of shareholders of the Corporation, the Board of Directors shall consist of 20 members, divided into three classes as follows: one class of six directors whose term will expire at the 1998 annual meeting of shareholders, and two classes of seven directors whose terms will expire at the 1999 and 2000 annual meetings of shareholders, respectively. The Board of Directors or the shareholders may from time to time fix or change the size of the Board of Directors to a total number of no fewer than 17 and no more than 20 directors (the size of the Board as from time to time so established being herein referred to as the "entire authorized Board");

     *NOTE: If KeyCorp's shareholders approve the amendment and restatement of KeyCorp's Regulations as proposed under Issue Three of this Proxy Statement, the balance of the second paragraph and of the first sentence of the third paragraph of Article II, Section 1 of KeyCorp's Regulations would be deleted. Article II,
Section 1 would read, in its entirety, as set forth in Appendix B, pages B-3 to B-4.

                                                                      APPENDIX B

                              AMENDED AND RESTATED
                                  REGULATIONS
                                       OF
                                    KEYCORP

                            (Effective May 15, 1997)

                                   ARTICLE I

                                  SHAREHOLDERS

     Section 1. Place of Meeting. All meetings of the shareholders of the Corporation shall be held at the office of the Corporation or at such other places, within or without the State of Ohio, as may from time to time be determined by the Board of Directors, the Chairman of the Board, or the President and specified in the notice of such meeting.

     Section 2. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly come before the meeting shall be held (i) on the third Wednesday in May in each year, if not a legal holiday under the laws of the place where the meeting is to be held, and, if a legal holiday, then on the next succeeding day not a legal holiday under the laws of such place, or (ii) on such other date and at such hour as may from time to time be determined by the Board of Directors, the Chairman of the Board, or the President.

     Section 3. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the shareholders for any purpose or purposes may be called only by (i) the Chairman of the Board, (ii) the President, or, in the case of the President's absence, death, or disability, the vice president authorized to exercise the authority of the President, (iii) the Board of Directors by action at a meeting or a majority of the Board of Directors acting without a meeting, or (iv) persons holding 50% of all shares outstanding and entitled to vote at the special meeting.

     Upon request in writing delivered either in person or by registered mail to the Chairman of the Board, the President, or the Secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than ten nor more than 60 days after the receipt of such request, as such officer may fix. If such notice is not given within 30 days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations, or cause such notice to be given by any designated representative.

     Section 4. Notice of Meetings. Written notice of each meeting of the shareholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than seven nor more than 60 days before the date of the meeting to each shareholder of record entitled to notice of the meeting, by or at the direction of the Chairman of the Board, President or Secretary or any other person or persons required or permitted by these Regulations to give such notice. If mailed, such notice shall be deemed given when deposited in the

United States mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date, and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of adjournment of a meeting of shareholders need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     Section 5. Quorum. Except as otherwise required by law, the holders of shares entitled to exercise a majority of the voting power of the Corporation at the meeting shall constitute a quorum for the transaction of business at any meeting of the shareholders; provided, however, that no action required by law, by the Articles of Incorporation of the Corporation, or by these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class of the Corporation may be authorized or taken by a lesser proportion.

     Section 6. Adjournments. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

     Section 7. Advance Notice of Shareholder Proposals. At any annual meeting of shareholders, proposals by shareholders and nominations for election as directors by shareholders shall only be considered if advance notice thereof has been timely given as provided in this Section 7 in the case of proposals by shareholders, and as provided in Section 2(b) of Article II in the case of nominations for election as directors by shareholders, and such proposals or nominations are otherwise proper for consideration under applicable law and the Articles of Incorporation of the Corporation. Notice of any proposal to be presented by any shareholder shall be given in writing to the Secretary of the Corporation, delivered to or mailed and received at the Corporation's principal executive offices, not less than 60 nor more than 90 days prior to the shareholders' meeting; provided, however, that in the event that less than 75 days' notice to the shareholders or prior public disclosure of the date of the meeting is given or made, the written notice of such shareholder's intent to make such proposal must be given to the Secretary not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder's name and record address, the number and class of all shares of each class of stock of the Corporation beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice under this Section 7 or under
Section 2(b) of Article II, as applicable, has been duly given and shall direct that proposals and nominees not be considered if such notice (together with all required information to be submitted by such shareholder under this Section 7 or under Section 2(b) of Article II, as applicable) has not been given. No proposals by shareholders or nominations for election as director shall be considered at any special meeting of shareholders unless such special meeting was called for the purpose of considering such proposal or nomination. If, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (including as such Rule 14a-8 may be from time to time amended or any rule promulgated in place thereof or covering the same subject matter; collectively being herein referred to as "Rule 14a-8") the Corporation is required to set forth a proposal of a shareholder in its proxy statement, the provisions of Rule 14a-8, to the extent applicable, shall prevail over any conflicting provisions of this Section 7 with respect to that shareholder proposal.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 1. Number, Classification, and Term of Office. The Board of Directors shall be divided into three classes. The respective terms of the three classes of directors are staggered so that at any time the term of one class will expire at the next annual meeting of shareholders thereafter occurring, the term of a second class will expire at the second annual meeting of shareholders thereafter occurring, and the term of a third class will expire at the third annual meeting of shareholders thereafter occurring. At each annual meeting of shareholders of the Corporation, the successors to the directors of the class whose term will expire in that year shall be elected to hold office for a term expiring at the annual meeting of shareholders occurring in the third year after the date of their election. In each instance directors shall hold office until their successors are chosen and qualified, or until the earlier death, retirement, resignation, or removal of any such director as provided in Section 11 of this Article II.

     As of the conclusion of the 1997 annual meeting of shareholders of the Corporation, the Board of Directors shall consist of 20 members, divided into three classes as follows: one class of six directors whose term will expire at the 1998 annual meeting of shareholders, and two classes of seven directors whose terms will expire at the 1999 and 2000 annual meetings of shareholders, respectively. The Board of Directors or the shareholders may from time to time fix or change the size of the Board of Directors to a total number of no fewer than 17 directors and no more than 20 directors (the size of the Board as from time to time so established being herein referred to as the "entire authorized Board"). The Board of Directors may, subject to the limitation contained in the immediately preceding sentence regarding the number of directors, fix or change the number of directors by the affirmative vote of a majority of the entire authorized Board. The shareholders may, subject to the limitation contained in the second sentence of this paragraph regarding the number of directors, fix or change the number of directors at a meeting of the shareholders called for the purpose of electing directors (i) by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of the Corporation represented at the meeting and entitled to elect directors or (ii) if the proposed change in the number of directors is recommended by a majority of the entire authorized Board of Directors, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation represented at the meeting and entitled to elect directors. If the Board of Directors or the shareholders change the number of directors as provided above in this paragraph, the three classes of the Board of Directors shall be divided into as equal a number of directors as possible, with the Board of Directors or the shareholders, as the case may be, fixing or determining the adjustment to be made in each class. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. In the event that the Board of Directors increases the number of directors, it may fill the vacancy or vacancies created by the increase in the number of directors for the respective unexpired terms in accordance with the provisions of Section 12 of this Article II. In the event the shareholders increase the number of directors and fail to fill the vacancy or vacancies created thereby, the Board of Directors may fill such vacancy or vacancies for the respective unexpired terms in accordance with the provisions of Section 12 of this Article II.

     The number of directors and the number of directors of any class may not be fixed or changed by the shareholders or directors, except (i) by amending these Regulations in accordance with the provisions of Article X of these Regulations,
(ii) pursuant to an agreement of merger or consolidation approved by two-thirds of the members of the entire authorized Board of Directors and adopted by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or (iii) as provided in the immediately preceding paragraph of this Section 1 or in the next following paragraph.

     The foregoing provisions of this Section 1 are subject to the automatic increase by two in the authorized number of directors and the right of the holders of any class or series of preferred stock of the Corporation to elect two directors of the Corporation during any time when dividends payable on such shares are in arrears, all as set forth in the Articles of Incorporation of the Corporation and/or the express terms of the preferred stock of the Corporation.

     Section 2. Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, nominations for the election of directors may be made only:

          (a) by the affirmative vote of a majority of the directors then in office, and

          (b) by any shareholder of the Corporation entitled to vote for the election of directors at a meeting, but only if written notice of such shareholder's intent to make such nomination is given to the Secretary of the Corporation, delivered to or mailed and received at the Corporation's principal executive offices, not less than 60 nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice to the shareholders or prior public disclosure of the date of the meeting is given or made, the written notice of such shareholder's intent to make such nomination must be given to the Secretary not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice of a shareholder's intent to make a nomination shall set forth: (A) as to each person who is not an incumbent director when the shareholder proposes to nominate such person for election as a director, (1) the name, age, business, and residence address of such person, (2) the principal occupation or employment of such person for the last five years, (3) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person, (4) all positions of such person as a director, officer, partner, employee, or controlling shareholder of any corporation or other business entity, (5) any prior position as a director, officer, or employee of a depository institution or any company controlling a depository institution,
     (6) any other information regarding such person that would be required pursuant to paragraphs (a), (e), and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulations subsequently adopted by the Securities and Exchange Commission applicable to the Corporation) to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such person been nominated, or intended to be nominated, by the Board of Directors, and (7) the written consent of each nominee to serve as a director of the Corporation if so elected, and (B) as to the shareholder giving the notice, (1) the name and record address of such shareholder, (2) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and (4) the class and number of shares of capital stock of the Corporation which are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by such shareholder.

No person shall be eligible for election as a director unless nominated in compliance with the provisions of this Section 2.

     Section 3. Quorum, Adjournments, and Manner of Acting. Except as otherwise required by law, the Articles of Incorporation of the Corporation, or these Regulations, a majority of the entire authorized Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board. Except as otherwise required by law, the Articles of Incorporation of the Corporation, or these Regulations, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present at a meeting duly held may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the originally called meeting.

     Notwithstanding any contrary provisions of these Regulations, the affirmative vote of at least two-thirds of the entire authorized Board of Directors shall be required for the approval or recommendation of any of the following transactions: (a) any merger or consolidation of the Corporation (i) with any interested shareholder, as such term is defined in Chapter 1704 of the Ohio General Corporation Law, or (ii) with any other corporation (which term, as used in this paragraph, includes, in addition to a corporation, a limited liability company, partnership, business trust or other entity) if the merger or consolidation is caused by any interested shareholder, (b) any transaction as a result of which any person or entity will become an interested shareholder, (c) any merger or consolidation involving the Corporation with or into any other corporation if such other corporation, taken on a consolidated basis with its "parent", if any, and its and its parent's "subsidiaries" (as both terms are defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended), has assets having an aggregate book value equal to 50% or more of the aggregate book value of all the assets of the Corporation determined on a consolidated basis, (d) any liquidation or dissolution of the Corporation, (e) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with an interested shareholder of assets of the Corporation which assets have an aggregate book value equal to 10% or more of the aggregate book value of all the assets of the Corporation determined on a consolidated basis, (f) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any person or entity of assets of the Corporation which assets have an aggregate book value equal to 25% or more of the aggregate book value of all the assets of the Corporation determined on a consolidated basis,
(g) any transaction which results in the issuance or transfer by the Corporation to any person or entity of voting stock of the Corporation in an amount greater than 15% of the outstanding voting stock of the Corporation before giving effect to the issuance or transfer, (h) any transaction involving the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock or securities of any class or series of the Corporation which is owned by an interested shareholder, and (i) any transaction which results in the receipt by an interested shareholder, other than proportionately as a shareholder of the Corporation, of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges, or other financial benefits provided through the Corporation.

     Section 4. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Ohio as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day or at such other time and place as the Board shall determine.

     Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President or by a majority of the directors then in office.

     Section 7. Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph, telex, or telecopier (or similar facsimile transmission), or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

     Section 8. Participation in Meeting by Means of Communications
Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors or all the committee members, which writing or writings shall be filed with or entered upon the records of the Corporation.

     Section 10. Resignations. Any director of the Corporation may resign at any time by oral statement to that effect made at a meeting of the Board of Directors or any committee thereof or by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 11. Removal of Directors. The Board of Directors may remove any director and thereby create a vacancy on the Board: (a) if by order of court the director has been found to be of unsound mind or if the director is adjudicated a bankrupt or (b) if within 60 days from the date of such director's election the director does not qualify by accepting in writing the election to such office or by acting at a meeting of directors.

     All the directors, or all of the directors of a particular class, or any individual director, may only be removed from office by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of the Corporation entitled to elect directors in place of those to be removed. In case of any such removal, a new director nominated in accordance with Section 2 of this Article II may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy on the Board.

     Section 12. Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, removal, or other cause may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Newly created directorships resulting from any increase in the number of directors by action of the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, or if not so filled, by the shareholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article I of these Regulations. In the event the shareholders increase the authorized number of directors in accordance with these Regulations but fail at the meeting at which such increase is authorized, or an adjournment of that meeting, to elect the additional directors provided for, or if the shareholders fail at any meeting to elect the whole authorized number of directors, such vacancies may be filled by the affirmative vote of a majority of the directors then in office. Any director elected in accordance with the three preceding sentences of this Section 12 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. The provisions of this Section 12 shall not restrict the rights of holders of any class or series of preferred stock of the Corporation to fill vacancies in directors elected by such holders as provided by the express terms of the preferred stock.

                                  ARTICLE III

                         EXECUTIVE AND OTHER COMMITTEES

     Section 1. Executive Committee. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the entire authorized Board, designate annually (i) four or more of its members to constitute members of an Executive Committee of the Board of Directors of the Corporation (the "Executive Committee") and (ii) one or more of its members to be alternate members of the Executive Committee to take the place of any absent member or members at any meeting of the Executive Committee. The Executive Committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, including, without limitation, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the Executive Committee shall not have such power or authority in reference to filling vacancies on the Board or on any committee of the Board, including the Executive Committee.

     The Board shall have power at any time by the affirmative vote of a majority of the entire authorized Board to change the membership of the Executive Committee, to fill all vacancies in it, and to discharge it, either with or without cause.

     Section 2. Other Committees. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the entire authorized Board, designate from among its members one or more other committees, each of which shall (i) consist of not less than three directors, together with such alternates as the Board of Directors may appoint to take the place of any absent member or members at any meeting of such committee, and (ii) except as otherwise prescribed by law, have such authority of the Board as may be specified in the resolution of the Board designating such committee. The Board shall have power at any time, by the affirmative vote of a majority of the entire authorized Board, to change the membership of, to fill all vacancies in, and to discharge any such committee, either with or without cause.

     Section 3. Procedure, Meetings, and Quorum. Regular meetings of the Executive Committee or any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as may be fixed by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the Board shall be called at the request of the Chairman of the Board or the President or the chairman of any committee. Notice of each special meeting of the Executive Committee or any other committee of the Board shall be sent by mail to each member thereof at such member's residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to such member at such place by telegraph, telex, or telecopier (or similar facsimile transmission), or be given personally or by telephone to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the Executive Committee or any other committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. The Executive Committee or any other committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Articles of Incorporation of the Corporation, or these Regulations for the conduct of its meetings as the Executive Committee or any other committee of the Board may deem proper. A majority of the members of the Executive Committee or any other committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. The Executive Committee or any other committee of the Board of Directors shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Election and Term of Office. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers (including, without limitation, if so desired by the Board of Directors, a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, and one or more Vice Presidents) and assistant officers, all with such titles, authorities, and duties as the Board of Directors may from time to time determine. The officers shall be elected by the Board of Directors. The Chairman of the Board, if one is elected, shall be a director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation of the Corporation, or these Regulations to be executed, acknowledged, or verified by two or more officers. Unless the directors expressly elect an officer for a longer or shorter term, each officer shall hold office until the next annual organization meeting of the directors following election of the officer (or, if neither such officer nor a successor is elected at such annual organization meeting, until such officer or such officer's successor is elected) or until the earlier resignation, removal from office, or death of the officer.

     Section 2. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be determined by the Board of Directors, regardless of whether such authority and duties are customarily incident to such offices. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. In the event a Chairman of the Board has not been elected or is otherwise absent, the President (or such other officer designated by the Board of Directors) shall preside at such meetings.

     Section 3. Removal. Any officer may at any time be removed, either with or without cause, by the Board of Directors or any authorized committee thereof or by any superior officer upon whom such power may be conferred by the Board or any authorized committee thereof; provided however, that the removal of the most senior (in authority) officer of the Corporation shall require the affirmative vote of at least a majority of the entire authorized Board. The removal of any officer shall be without prejudice to the contract rights, if any, of such officer.

     Section 4. Resignation. Any officer may resign at any time by giving notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. Vacancies. A vacancy in any office because of death, retirement, resignation, removal, or any other cause may be filled by the Board of Directors.

                                   ARTICLE V

                                INDEMNIFICATION

     The Corporation shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, or employee of a bank, other corporation, partnership, joint venture, trust, or other enterprise. In the case of a merger into this Corporation of a constituent corporation which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any person who served as a director, officer, or employee of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, or employee of a bank, other corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Corporation (as the surviving corporation) for acts, omissions, or other events or occurrences prior to the merger to the same extent he or she would have been entitled to indemnification by the constituent corporation if its separate existence had continued. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles of Incorporation of the Corporation or these Regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   ARTICLE VI

                                 CAPITAL STOCK

     Section 1. Certificates for Shares. Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board or by the Chairman of the Board or President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Any or all such signatures may be facsimiles, engraved, stamped, or printed if countersigned by an incorporated transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been delivered, such certificate nevertheless shall be effective in all respects when delivered. The Corporation may issue shares of any class of its capital stock without issuing certificates therefor.

     Section 2. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. No transfer of shares shall be valid as against the Corporation and its shareholders and creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

     Section 3. Lost, Destroyed, and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction, or mutilation of the certificate therefor; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft, or destruction of the certificate, upon satisfactory proof of such loss, theft, or destruction; the Corporation, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen, or destroyed certificate, or such person's legal representative, to provide the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and such transfer agents and registrars against any claim that may be made on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

     Section 4. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen, or mutilated.

                                  ARTICLE VII

                                  RECORD DATES

     For any lawful purpose, including the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders, the Board of Directors may fix a record date in accordance with the provisions of the Ohio General Corporation Law. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders shall continue to be the record date for all adjournments of the meeting unless the Board of Directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in the Ohio General Corporation Law, fix another date and shall cause notice thereof and of the date to which the meeting shall have been adjourned to be given to shareholders of record as of the newly fixed date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article VII, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of a meeting of the shareholders shall be the date next preceding the day on which notice is given, and the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be the date next preceding the day on which the meeting is held.

                                  ARTICLE VIII

                                 CORPORATE SEAL

     The corporate seal of this Corporation shall be circular in form and shall contain the name of the Corporation. Failure to affix the seal to any instrument or document executed on behalf of the Corporation shall not affect the validity of such instrument or document unless otherwise expressly provided by law.

                                   ARTICLE IX

                                    OFFICES

     The headquarters and principal executive offices of the Corporation shall be located in the City of Cleveland, County of Cuyahoga, State of Ohio. The Corporation may also have such other office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Ohio, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE X

                                   AMENDMENTS

     These Regulations may only be amended, repealed, or altered or new regulations may only be adopted (i) at a meeting of shareholders, by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of the Corporation on such proposal, provided, however, if such amendment, repeal, alteration, or adoption is recommended by at least two-thirds of the entire authorized Board of Directors, the shareholder vote required shall be the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or (ii) without a meeting, by the written consent of the holders of shares entitling them to exercise 100% of the voting power of the Corporation on such proposal.

     It is the intent that these Regulations be enforced to the maximum extent permitted by law. If in any judicial proceeding, a court shall refuse to enforce any provision of these Regulations for the reason that such provision (or portion thereof) is deemed to be unenforceable or invalid under applicable law, then it is the intent that such otherwise unenforceable or invalid provision (or portion thereof) be enforced and valid to the maximum extent permitted by applicable law. The invalidity or unenforceability of any provision (or portion thereof) of these Regulations shall not invalidate or render unenforceable any other provision (or the balance of the otherwise enforceable or valid provision) of these Regulations, as each provision (and portion thereof) is intended to be severable.

PROXY                                                                      PROXY

                                  KEYCORP LOGO

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                KEYCORP FOR THE ANNUAL MEETING ON MAY 15, 1997

The undersigned hereby constitutes and appoints Robert W. Gillespie, Henry L. Meyer III, and Thomas C. Stevens, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 15, 1997, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.

1. Election of Directors: The nominees of the Board of Directors to the class whose        (Change Of Address/Comments)
   term of office will expire in 2000 are:
   William G. Bares, Dr. Carol A. Cartwright, Robert W. Gillespie, Henry S.                -----------------------------------------
   Hemingway, Henry L. Meyer III, Steven A. Minter, Ronald B. Stafford
2. Amendment to Regulations concerning size of the Board of Directors.                     -----------------------------------------
3. Amendment and Restatement of Regulations.
4. Shareholder proposal withdrawing management's authority to vote unmarked proxy cards.   -----------------------------------------
5. Shareholder proposal requiring the annual election of all directors.
6. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors         -----------------------------------------
   for the fiscal year ending December 31, 1997.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.

                                                           (See Reverse Side)

                                    KEYCORP
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ISSUES 2, 3 AND 6 AND AGAINST
                                ISSUES 4 AND 5.

                                                     SHARES IN YOUR NAME    REINVESTMENT SHARES





                                                                                   FOR    WITHHELD  FOR ALL
                                                                                   ALL      ALL     EXCEPT
1. Election of Directors                                                            [ ]      [ ]      [ ]

 (see reverse)                                                                     --------------------------
                                                                                   Nominee Exception

                                                                                   FOR    AGAINST   ABSTAIN
2. Amendment to Regulations Concerning Size of Board of Directors.                  [ ]      [ ]      [ ]

                                                                                   FOR    AGAINST   ABSTAIN
3. Amendment and Restatement of Regulations.                                        [ ]      [ ]      [ ]

                                                                                   FOR    AGAINST   ABSTAIN
4. Shareholder proposal withdrawing management's authority
   to vote unmarked proxy cards.                                                    [ ]      [ ]      [ ]

                                                                                   FOR    AGAINST   ABSTAIN
5. Shareholder proposal requiring the annual election of all directors.             [ ]      [ ]      [ ]

                                                                                   FOR    AGAINST   ABSTAIN
6. Ratification of appointment of independent auditors.                             [ ]      [ ]      [ ]


                                                                                  Date: ---------------------------------- , 1997

                                                                                  ------------------------------------------
                                                                                  Signature(s)

                                                                                  ------------------------------------------
                                                                                  Signature(s)

                                                                                  NOTE: Please sign exactly as name appears
                                                                                  hereon. Joint owners should each sign. When
                                                                                  signing as attorney, executor, administrator,
                                                                                  trustee or guardian, please give full title as
                                                                                  such.


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed on the reverse, FOR Issues 2, 3 and 6 and AGAINST Issues 4 and 5.

  In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.